As filed with the Securities and Exchange Commission on October 2, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Globus Maritime Limited

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Republic of the Marshall Islands	66-0757368
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

c/o Globus Shipmanagement Corp.

128 Vouliagmenis Avenue

166 74 Glyfada

Athens, Greece

Tel: +30 210 960 8300

(Address and telephone number of Registrant’s principal executive offices)

Watson Farley & Williams LLP
120 West 45th Street, 20th Floor

New York, New York 10036
(212) 922-2200 (telephone number)
(Name, address, and telephone number of agent for service)

with copies to:

Steven J. Hollander, Esq.

Watson Farley & Williams LLP

120 West 45th Street, 20th Floor

New York, New York 10036

(212) 922-2200 (telephone number)

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions and other factors.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company   ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholder may not sell these common shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these common shares and it is not soliciting an offer to buy these common shares in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 2, 2026

PROSPECTUS

1,328,828 Common Shares

Offered by the Selling Shareholder

GLOBUS MARITIME LIMITED

This prospectus relates to the resale, from time to time, by the selling shareholder identified in this prospectus under the caption “Selling Shareholder,” or the Selling Shareholder, or his donees, pledgees, transferees, heirs, distributees, or other successors in interest, of up to 1,328,828 of our common shares, par value $0.004 per share, also known as our common shares. Each common share contains one preferred share purchase right as further discussed under the caption “Description of Preferred Stock Purchase Rights” in this prospectus and are also being registered under the registration statement of which this prospectus forms a part. We are not selling any common shares under this prospectus and will not receive any proceeds from the sale of common shares by the Selling Shareholder.

The Selling Shareholder may, from time to time, sell, transfer or otherwise dispose of any or all of these common shares, including on any stock exchange, market or trading facility on which the shares are traded or in privately negotiated transactions at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. See “Plan of Distribution” beginning on page 14. Information on the Selling Shareholder and the times and manners in which they may offer and sell our common shares are described under the sections entitled “Selling Shareholder” and “Plan of Distribution” in this prospectus. If any common shares are sold, the Selling Shareholder will pay any underwriting or brokerage commissions and/or similar charges incurred for the sale of such shares. While we will bear all costs, expenses and fees in connection with the registration of the common shares, including the filing of any amendments or supplements to the registration statement or this prospectus, we will not receive any of the proceeds from the sale of our common shares by the Selling Shareholder.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. To the extent required, the number of common shares to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer, or underwriter and any applicable discounts, commissions, concessions, or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

Our common shares are listed on the Nasdaq Capital Market under the symbol “GLBS.” On October 1, 2026, the last reported sale price of our common shares on the Nasdaq Capital Market was $3.40 per share.

Investing in our common shares involves risks. See the section entitled “Risk Factors” below, beginning on page 8 of this prospectus, and other risk factors contained in any applicable prospectus supplement that we may file and in the documents incorporated by reference herein and therein, including our annual report on Form 20-F for the year ended December 31, 2025, which is incorporated by reference herein, to read about the risks you should consider before investing in our common shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these common shares or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission, or the SEC, using a shelf registration process. Under the shelf registration process, the Selling Shareholder may sell, from time to time, common shares described in this prospectus in one or more offerings of up to 1,328,828 common shares.

To the extent required, the Selling Shareholder or the Company will deliver a supplement to this prospectus to update the information contained in this prospectus. The prospectus supplement may also add, update or change the information contained in this prospectus, and we may add, update or change information contained in this prospectus by incorporating by reference information that we file or furnish to the SEC. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any common shares, you should read carefully both this prospectus and any prospectus supplement, and the documents incorporated by reference herein and therein, together with the additional information described below.

This prospectus and any prospectus supplement are part of a registration statement we filed with the SEC and do not contain all the information in such registration statement. Documents establishing the terms of the offered common shares are filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. For further information about us or the common shares offered hereby, you should refer to the registration statement, which you can obtain from the SEC as described below under the section entitled “Where You Can Find Additional Information.” As permitted under the rules of the U.S. Securities and Exchange Commission, or the SEC, this prospectus incorporates important information about us that is contained in documents that we have previously filed with the SEC but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as other sources. You may also obtain copies of the incorporated documents, without charge, upon written or oral request to Globus Maritime Limited, 128 Vouliagmenis Avenue, 166 74 Glyfada, Athens, Greece. Our telephone number is +30 210 960 8300. See “Where You Can Find Additional Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or any free writing prospectus prepared by or on behalf of us and the additional information described below under the heading “Where You Can Find Additional Information.” Neither we nor the Selling Shareholder has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Selling Shareholder will not make an offer to sell these common shares in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus and any applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. When this prospectus or a prospectus supplement is delivered or a sale pursuant to this prospectus or a prospectus supplement is made, neither we nor the Selling Shareholder is implying that the information is current as of the date of the delivery or sale. You should not consider any information in this prospectus, any prospectus supplement or in the documents incorporated by reference herein to be investment, financial, legal or tax advice. We and the Selling Shareholder encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our common shares.

The Selling Shareholder and the underwriters, if any, are offering to sell, and seeking offers to buy, the common shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any common shares offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. We obtained certain statistical data, market data and other industry data and forecasts used or incorporated by reference into this prospectus from publicly available information. While we believe that the statistical data, industry data, forecasts and market research are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information. This prospectus and documents incorporated by reference herein may contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsement or sponsorship by, us. Solely for convenience, the trademarks, service marks and trade names presented in this prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names.

Unless the context otherwise requires, as used in this prospectus, the terms “Company”, “we”, “us”, and “our” refer to Globus Maritime Limited and all of its subsidiaries, and “Globus Maritime Limited” or “Globus” refers only to Globus Maritime Limited and not to its subsidiaries. We use the term deadweight ton, or dwt, in describing the size of vessels. Dwt, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry. Unless otherwise indicated, all references to “$” and “dollars” in this prospectus are to United States of America dollars, and financial information presented in this prospectus is derived from financial statements that are incorporated by reference and were prepared in accordance with International Financial Reporting Standards (IFRS). We have a fiscal year end of December 31. Certain monetary amounts, percentages and other figures has been rounded. Accordingly, figures shown as totals in certain tables may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them. Terms used in any prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

References to our common shares are references to Globus Maritime Limited’s registered common shares, par value $0.004 per share. References to our Class B shares are references to Globus Maritime Limited’s registered Class B common shares, par value $0.001 per share. References to our Series A preferred shares are references to our shares of Series A preferred stock, par value $0.001 per share. References to our Series B preferred shares are references to our shares of Series B preferred stock, par value $0.001 per share. References to our Series C preferred shares are references to our shares of Series C Participating Preferred Shares, par value $0.001 per share.

On July 29, 2010, we effected a 1-4 reverse split of our common shares. On October 20, 2016, we effected a 1-4 reverse stock split which reduced the number of outstanding common shares from 10,510,741 to 2,627,674 shares (adjustments were made based on fractional shares)(these are absolute numbers). On October 15, 2018, the Company effected a 1-10 reverse stock split which reduced the number of outstanding common shares from 32,065,077 to 3,206,495 shares (adjustments were made based on fractional shares) (these are absolute numbers). On October 21, 2020, the Company effected a 1-100 reverse stock split which reduced number of outstanding common shares from 175,675,651 to 1,756,720 shares (adjustments were made based on fractional shares). Unless otherwise noted, all historical share numbers and per share amounts in this registration statement have been adjusted to give effect to these reverse splits.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus and any other written or oral statements made by us or on our behalf may contain certain forward-looking statements made pursuant to applicable law, such as the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future and other statements that are other than statements of historical fact. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “approximately,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “pending,” “perceive,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would,” “view” and similar expressions or the negatives of those words or phrases, or statements that events, conditions or results “can,” “will,” “may,” “must,” “would,” “could” or “should” occur or be achieved and similar expressions in connection with any discussion, expectation, or projection of future operating or financial performance, costs, regulations, events, or trends identify forward-looking statements, may identify forward-looking statements. The absence of these words does not necessarily mean that a statement is not forward-looking. As a result, you are cautioned not to rely on any forward-looking statements.

The forward-looking statements in this prospectus and the documents incorporated by reference into this prospectus are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies that are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections. Many of these statements are based on our assumptions about factors that are beyond our ability to control or predict and are subject to risks and uncertainties that are described more fully in the section herein entitled “Risk Factors.” Any of these factors or a combination of these factors could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements.

In addition to these factors, assumptions and matters discussed elsewhere herein and in the documents incorporated by reference herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include, among other things:

●	changes in shipping industry trends, including charter rates, vessel values and factors affecting vessel supply and demand;

●	changes in seaborne and other transportation patterns;

●	changes in the supply of or demand for dry bulk commodities, including dry bulk commodities carried by sea, generally or in particular regions;

●	the inability or unwillingness of counterparties to deliver ships to us that we have contracted to purchase or build;

●	the strength of world economies;

●	the stability of Europe and the Euro;

●	fluctuations in interest rates and foreign exchange rates;

●	changes in the number of newbuildings under construction in the dry bulk shipping industry;

●	changes in the useful lives and the value of our vessels and the related impact on our compliance with loan covenants;

●	the aging of our fleet and increases in operating costs;

●	changes in our ability to complete future, pending or recent acquisitions or dispositions;

●	changes to our financial condition and liquidity, including our ability to pay amounts that we owe and obtain additional financing to fund capital expenditures, acquisitions and other general corporate activities;

●	risks related to our business strategy, areas of possible expansion or expected capital spending or operating expenses;

●	changes in our ability to leverage our relationships and reputation in the dry bulk shipping industry;

●	changes in the availability of crew, number of off-hire days, classification survey requirements and insurance costs for the vessels in our fleet;

●	availability of key employees;

●	changes in our relationships with our contract counterparties, including the failure of any of our contract counterparties to comply with their agreements with us;

●	our future vessel acquisitions, sales, our business strategy, and expected and unexpected capital spending or operating expenses, including general and administrative, drydocking, crewing, bunker costs, and insurance costs;

●	our ability to take delivery of, integrate into our fleet, and employ any vessels we may acquire in the future, or any newbuildings we may acquire or order in the future and the ability of shipyards to deliver vessels on a timely basis;

●	our ability to repay outstanding indebtedness, to comply with the covenants contained therein, to obtain additional financing, and to obtain replacement charters for our vessels, and any vessels we may acquire in the future, in each case, at commercially acceptable rates or at all;

●	loss of our customers, charters or vessels;

●	damage to our vessels;

●	potential liability from future litigation and incidents involving our vessels;

●	our future operating or financial results;

●	acts of terrorism, other hostilities, pandemics or other calamities;

●	the effects of outbreaks of pandemic or contagious diseases;

●	hazards inherent in the maritime industry causing personal injury or loss of life, severe damage to or destruction of property and equipment, pollution or environmental damage, claims by third parties or customers and suspension of operations;

●	repudiation, nullification, termination, modification or renegotiation of contracts;

●	our ability to maintain the listing of our common shares on the Nasdaq Capital Market;

●	potential liability from litigation, including purported class-action litigation;

●	changes in global and regional economic and political conditions;

●	potential liability from future litigation and potential costs due to our vessels’ operations, and the operation of any vessels we may acquire in the future, including due to any environmental damage and vessel collisions;

●	any malfunction or disruption of information technology systems and networks that our operations rely on or any impact of a possible cyber security breach;

●	potential exposure or loss from investment in derivative instruments;

●	general domestic and international political conditions, international conflict or war (or threatened war), including between Russia and Ukraine and between U.S., Israel, Iran, Hamas and Hezbollah, terrorist attacks and international hostilities and instability, including attacks against merchant vessels in the Red Sea and the Gulf of Aden by Iran-backed Houthi militants based in Yemen, potential tensions between the U.S. and Panama or Venezuela, potential disruption of shipping routes due to accidents, political events, including “trade wars,” piracy, acts by terrorists, or major disease outbreaks, and the closing of the Strait of Hormuz;

●	potential conflicts of interest involving our Chief Executive Officer, the Chairman of our board of directors, or their family and other members of our senior management;

●	changes in governmental rules and regulations or actions taken by regulatory authorities, particularly with respect to the dry bulk shipping industry; and

●	other factors listed from time to time in registration statements, reports or other materials that we have filed with or furnished to the SEC, including our most recent annual report on Form 20-F, which is incorporated by reference into this prospectus.

The preceding list is not intended to be an exhaustive list of all our forward-looking statements. These factors could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results or developments. Should one or more of the foregoing risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

This prospectus, and any prospectus supplement, may contain assumptions, expectations, projections, intentions and beliefs about future events. These statements are intended as forward-looking statements. The Company may also from time to time make forward-looking statements in other documents and reports that are filed with or submitted to the SEC, in other information sent to the Company’s security holders, and in other written materials. The Company also cautions that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable laws. If one or more forward-looking statements are updated, no inference should be drawn that additional updates will be made with respect to those or other forward-looking statements.

New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement. You should carefully review and consider the various disclosures included in our annual report and in our other filings made with the SEC that attempt to advise interested parties of the risks and factors that may affect our business, prospects and results of operations.

We make no prediction or statement about the performance of our securities. The various disclosures included in this prospectus and in our other filings made with the SEC that attempt to advise interested parties of the risks and factors that may affect our business, prospects, and results of operations should be carefully reviewed and considered.

PROSPECTUS SUMMARY

This summary highlights certain information that appears elsewhere in this prospectus or in documents incorporated by reference herein, and this summary is qualified in its entirety by that more detailed information. This summary may not contain all of the information that may be important to you. We urge you to carefully read this entire prospectus and the documents incorporated by reference herein. As an investor or prospective investor, you should also review carefully the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus and in our annual report on Form 20-F for the year ended December 31, 2025, which we refer to as our Annual Report.

Overview

We are an integrated dry bulk shipping company, providing marine transportation services on a worldwide basis. We own (or charter through finance leases), operate and manage a fleet of dry bulk vessels that transport iron ore, coal, grain, steel products, cement, alumina and other dry bulk cargoes internationally. We intend to grow our fleet through timely and selective acquisitions of modern vessels or acquisition through construction of new vessels in a manner that we believe will provide an attractive return on equity and will be accretive to our earnings and cash flow based on anticipated market rates at the time of purchase. Additionally, we may target asset divestitures in line with our strategy as we look to grow and modernize our fleet. There is no guarantee however, that we will be able to find suitable vessels to purchase or build or that such vessels will provide an attractive return on equity or be accretive to our earnings and cash flow.

Our operations are managed by our Attica, Greece-based wholly owned subsidiary, Globus Shipmanagement Corp., which we refer to as our Manager, which provides in-house commercial and technical management for our vessels and provided consulting services for an affiliated ship-management company. Our Manager has entered into a ship management agreement with each of our wholly owned vessel-owning (or bareboat chartering in through financial arrangements) subsidiaries to provide services that include managing day-to-day vessel operations, such as supervising the crewing, supplying, maintaining of vessels and other services. We believe that by having these critical management functions in-house provides efficiency, fast reaction times, good communication among departments and effective cost management.

Our common shares are traded on the Nasdaq Capital Market under the trading symbol “GLBS.”

The following table presents information concerning the vessels in our fleet as of September 30, 2026:

Vessel	Year Built	Flag	Direct Owner/Lessee	Shipyard	Vessel Type	Delivery Date	Carrying Capacity (dwt)
m/v Galaxy Globe	2015	Marshall Islands	Serena Maritime Limited	Hudong-Zhonghua	Kamsarmax	October 2020	81,167
m/v Diamond Globe	2018	Marshall Islands	Argo Maritime Limited	Jiangsu New Yangzi Shipbuilding Co.	Kamsarmax	June 2021	82,027
m/v Power Globe	2011	Cyprus	Talisman Maritime Limited	Universal Shipbuilding Corporation	Kamsarmax	July 2021	80,655
m/v Orion Globe	2015	Marshall Islands	Salaminia Maritime Limited	Tsuneishi Zosen	Kamsarmax	November 2021	81,837
m/v GLBS Hero	2024	Marshall Islands	Calypso Shipholding S.A.	Nihon Shipyard Co.	Ultramax	January 2024	64,000
m/v GLBS Might	2024	Marshall Islands	Daxos Maritime Limited	Nantong Cosco KHI Ship Engineering Co., Ltd.	Ultramax	August 2024	64,000
m/v GLBS Magic	2024	Marshall Islands	Paralus Shipholding S.A.	Nantong Cosco KHI Ship Engineering Co., Ltd.	Ultramax	September 2024	64,000
m/v GLBS Angel	2016	Marshall Islands	Dulac Maritime S.A.	Hudong-Zhonghua	Kamsarmax	November 2024	81,119
m/v GLBS Gigi	2014	Marshall Islands	Domina Maritime Ltd	Tsuneishi Hi Cebu	Kamsarmax	December 2024	81,817
m/v GLBS Olympia	2026	Marshall Islands	Olympia Shipholding S.A.	Nihon Shipyard Co.	Ultramax	September 2026	64,000
					Total:		744,622

We own or charter in each of our vessels through separate, wholly owned subsidiaries, all of which are incorporated in the Marshall Islands. Our Ultramax vessels are geared. Geared vessels can operate in ports with minimal shore-side infrastructure. Due to the ability to switch between various dry bulk cargo types and to service a wider variety of ports, the day rates for geared vessels tend to have a premium.

Our fleet is currently comprised of a total of ten dry bulk vessels consisting of six Kamsarmaxes and four Ultramaxes. The weighted average age of the vessels in our fleet as of September 30, 2026 was 8.1 years, and their carrying capacity was 744,622 dwt.

On August 18, 2023, we, through Thalia Shipholding S.A., signed a contract for the construction and purchase of a fuel efficient bulk carrier of approximately 64,000 dwt. The vessel is being built at Nihon Shipyard Co. in Japan and is scheduled to be delivered during October of 2026. The total consideration for the construction of the vessel is approximately $37.8 million, which we intend to finance with a combination of debt and equity. In each of August 2023, August 2024, November 2025 and August 2026 we paid an installment amount of $3.76 million for the vessel under construction.

All the above-mentioned vessels are operating in the spot market or on short period charters (less than 12 months in duration).

Corporate Information

We originally incorporated as Globus Maritime Limited on July 26, 2006 pursuant to the Companies (Jersey) Law 1991 (as amended) and re-domiciled into the Marshall Islands on November 24, 2010. Our registered address is located at Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960. The legislation under which we operate is the Business Corporations Act of the Republic of the Marshall Islands, or the BCA. Our registered agent in the Republic of the Marshall Islands is The Trust Company of the Marshall Islands, Inc., Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960. Each of our vessels is owned by a separate wholly owned subsidiary. Our principal executive office is located at 128 Vouliagmenis Avenue, 3rd Floor, 166 74 Glyfada, Attica, Greece. Our telephone number is +30 210 960 8300. Our corporate website address is http://www.globusmaritime.gr. The SEC maintains a website that contains reports, proxy and information statements, and other information that we and other issuers file electronically at http://www.sec.gov. The information contained on or accessed through such websites does not constitute part of, and is not incorporated into, this prospectus.

Employment of our Vessels

Our long-term strategy to maximize the value of our fleet is to employ our vessels on a mix of all types of charter contracts, including in the short-term or spot market and on long-term charters and index-linked charters. We believe this strategy provides the cash flow stability, and high utilization rates of the charter market, while at the same time enabling us to benefit from periods of increasing short-term or spot market rates. But our short-term strategy at any given point in time is dictated by a multitude of factors and the chartering opportunities before us. We may, for example, seek to employ a greater portion of our fleet on the short-term or spot market or on time charters with longer durations, should we believe it to be in our best interests. We generally prefer spot or short-term contracts in order to be versatile, to be able to move quickly to capture a market upswing, and to be more selective with the cargos we carry. Long-term charters, however, provide desirable cash flow stability, albeit at the cost of missing upswings in cargo rates. Finally, the index-linked charters reflect similar rate volatility as spot/voyage rates, although the index-linked hire rate may enable us to capture increased profit margins during periods of improvements in vessel charter rates. Accordingly, our mix between short-term or spot charters, longer-term charters and index-linked charters changes from time-to-time. When our ships are not all on the short-term or spot market, we generally seek to stagger the expiration dates of our charters to reduce exposure to volatility in the shipping cycle when our vessels come off of charter. We also continually monitor developments in the dry bulk shipping industry and, subject to market demand, will adjust the number of vessels on charters and the charter periods for our vessels according to market conditions.

We and our Manager have developed relationships with a number of international charterers, vessel brokers, financial institutions, insurers and shipbuilders. We have also developed a network of relationships with vessel brokers who help facilitate vessel charters and acquisitions.

Each of our vessels travels across the world and not on any particular route. The charterers of our vessels, whether time, bareboat or on the spot market, select the locations to which our vessels travel, subject to any restrictions under terms of employment.

We compete for charters on the basis of price, vessel location, size, age, and condition of the vessel, as well as on our reputation as an operator. We generally arrange our time charters and bareboat charters through the use of brokers, who negotiate the terms of the charters based on market conditions. Ownership of dry bulk vessels is highly fragmented and is divided among independent vessel owners.

The Securities the Selling Shareholder May Offer

The Selling Shareholder may sell in one or more offerings pursuant to this registration statement up to 1,328,828 of our common shares, par value $0.004 per share. We will not receive any of the proceeds from the sale of these securities by the Selling Shareholder.

A prospectus supplement, if required, may describe the amounts, prices, and type of transaction in which the Selling Shareholder may offer common shares and may describe certain risks in addition to those set forth below associated with an investment in the common shares.

RISK FACTORS

An investment in our securities involves a high degree of risk and uncertainty. You should carefully consider the risks discussed under the caption “Risk Factors” in our Annual Report (which is incorporated by reference herein), as well as the other information included in this prospectus and the other documents we have incorporated by reference in this prospectus, including the section entitled “Risk Factors” in future annual reports before deciding to invest in our securities. In addition, holders of our securities should consider the significant U.S. tax consequences relating to the ownership of our securities. Please see the section of this prospectus entitled “Where You Can Find Additional Information.” Furthermore, you should also consider carefully the risks set forth under the heading “Risk Factors” in any prospectus supplement before investing in any common shares offered by this prospectus. The occurrence of one or more of those risk factors could adversely impact our business, results of operations or financial condition. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of the risks described below as well as in our Annual Report, future annual reports, prospectus supplements and documents incorporated by reference herein. In addition, holders of our common shares should consider the significant U.S. tax consequences relating to the ownership of our common shares.

Our stock price has been volatile and no assurance can be made that it will not substantially depreciate.

Our stock price has been volatile. The closing price of our common shares within 2025, ranged from $1.00 to $1.8808, representing a difference of 88%. In 2020, for example, our stock price ranged from a peak of $109.00 on January 3, 2020 to a low of $5.68 on December 29, 2020, representing a decrease of 94.8%. We can offer no comfort or assurance that our stock price will stop being volatile or not substantially depreciate.

A decline in the closing price of our common shares has resulted and could result in the future in a breach of the requirements for listing on the Nasdaq Capital Market. Although we would have an opportunity to take action to cure such a breach, if we do not succeed, Nasdaq could commence suspension or delisting procedures in respect of our common shares.

In addition, if we, within a two-year period, conduct reverse stock splits with a cumulative ratio of 250:1 or more, or if the closing bid price of our common shares is $0.10 or less for a period of ten consecutive trading days during any bid compliance period, then Nasdaq will immediately initiate delisting procedures. In addition, when an issuer has been afforded a second 180-day compliance period and does not regain compliance by the bid price of its stock closing at $1.00 per share or greater for a minimum of 10 consecutive business days prior to the end of the second 180-day period, a request for a hearing no longer stays the suspension and delisting of the security pending the Nasdaq panel’s decision. In addition, if a company’s security fails to meet the minimum bid price requirement and that company has effected a reverse stock split within the prior one-year period, it is not eligible for any compliance period to address a bid price deficiency.

There can be no assurance that we will be able to maintain compliance with the minimum bid price, shareholders’ equity, number of publicly held shares or other listing standards in the future. We may receive notices from Nasdaq that we have failed to meet its requirements, and proceedings to delist our stock could be commenced. If we are unable to maintain or regain compliance in a timely manner and our common shares are delisted, it could be more difficult to buy or sell our common shares and obtain accurate quotations, and the price of our shares could suffer a material decline. Delisting of our shares would generally breach our loan arrangements and potentially other commercial agreements. Delisting may also impair our ability to raise capital. We refer you to our Annual Report for more information about our listing requirements.

In addition, some companies that have experienced volatility in the market price of their common shares have been subject to securities class-action litigation. If instituted against us, such litigation could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, operating results and growth prospects. There can be no guarantee that the price of our common shares will remain at its current level or that future sales of our common shares will not be at prices lower than those sold to investors.

The superior voting rights of our Series B preferred shares limits the ability of our common shareholders to control or influence corporate matters, and the interests of the holder of such shares could conflict with the interests of our other shareholders.

While our common shares have one vote per share, each of our 10,300 Series B preferred shares presently outstanding has 25,000 votes per share; however, the voting power of the Series B preferred shares is limited such that no holder of Series B preferred shares may exercise voting rights pursuant to any Series B preferred shares that would result in the total number of votes a holder is entitled to vote on any matter submitted to a vote of shareholders of the Company to exceed 49.99% of the total number of votes eligible to be cast on such matter. The Series B preferred shares, however, have no dividend rights or distribution rights, other than the right upon dissolution to receive a priority payment equal to the par value per of $0.001 per share.

As of the date of this prospectus and until and unless we issue a significant number of securities, the Selling Shareholder, Goldenmare Limited, a company affiliated with our President, Chief Executive Officer and Chief Financial Officer, can therefore control 49.99% of the voting power of our outstanding capital stock and will have substantial control and influence over our management and affairs and over matters requiring shareholder approval, including the election of directors and significant corporate transactions, even though Goldenmare Limited owns significantly less than 50% of the Company economically.

The superior voting rights of our Series B preferred shares limit our common shareholders’ ability to influence corporate matters. The interests of the holder of the Series B preferred shares may conflict with the interests of our common shareholders, and as a result, we may take actions that our common shareholders do not view as beneficial. Any such conflicts of interest could adversely affect our business, financial condition and results of operations, and the trading price of our common shares.

Our articles of incorporation permit any action which may or is required by the Marshall Islands Business Corporations Act, or the BCA, to be taken at a meeting of the shareholders to be authorized by consents in writing signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Presently and until and unless we issue a significant number of securities, the Selling Shareholder, Goldenmare Limited, a company affiliated with our President, Chief Executive Officer and Chief Financial Officer, holds Series B preferred shares controlling a significant portion of the voting power of our outstanding capital stock. Goldenmare Limited could, together with shareholders possessing a relatively small number of shares, act by written consent in lieu of a meeting and authorize major transactions on behalf of the Company, all without calling a meeting of shareholders.

We may issue additional common shares or other equity securities without shareholder approval.

We may issue additional common shares or other equity securities of equal or senior rank in the future without shareholder approval whether or not in connection with, among other things, future vessel acquisitions, the repayment of outstanding indebtedness, and the conversion of convertible financial instruments.

Our issuance of additional common shares or other equity securities of equal or senior rank may have the following effects:

•	our existing shareholders’ proportionate ownership interest in us would decrease;
•	the proportionate amount of cash available for dividends payable on our common shares could decrease;
•	the relative voting strength of each previously outstanding common share could be diminished; and
•	the market price of our common shares could decline.

In addition, we may be obligated to issue, upon exercise or conversion of outstanding agreements and warrants pursuant to the terms thereof 10,000,000 common shares issuable upon the exercise of the June 2021 Warrants (at an exercise price of $5.00 per share) which expire in December 2026.

Our issuance of additional common shares upon the exercise of such warrants would cause the proportionate ownership interest in us of our existing shareholders, other than the exercising warrant holder, to decrease; the relative voting strength of each previously outstanding common share held by our existing shareholders to decrease; and, depending on our share price when and if these warrants are exercised, may result in dilution to our existing shareholders.

The sale of a substantial amount of our common shares could adversely affect the prevailing market price of our common shares.

Sales of substantial amounts of our common shares or other securities in the public market, or the perception that such sales might occur, could adversely affect the market price of our common shares, and the market value of our other securities. Furthermore, in the future, we may issue additional common shares or other equity or debt securities, including securities convertible into common shares, in connection with a financing, acquisition, litigation settlement, employee arrangements, or otherwise. Any such issuance could result in substantial dilution to our existing shareholders and could cause our stock price to decline.

Certain shareholders hold registration rights, which may have an adverse effect on the market price of our common shares.

Firment Shipping Inc. has the right to register common shares for resale pursuant to a registration rights agreement we entered into with its affiliate, Firment Trading Limited. The resale of those common shares in addition to the offer and sale of the other securities included in this registration statement and prospectus may have an adverse effect on the market price of our common shares, especially if a significant number of our common shares are sold in a short period of time.

Goldenmare Limited and its affiliates have the separate right to register common shares for resale pursuant to a registration rights agreement we entered into with Goldenmare Limited. The resale of those common shares in addition to the offer and sale of the other securities included in this registration statement and prospectus may have an adverse effect on the market price of our common shares, especially if a significant number of our common shares are sold in a short period of time.

Certain of our warrants could have cashless exercise.

The warrants we previously issued contain provisions whereby the warrant holder may have the right to a cashless exercise if a registration statement covering their resale is not effective or if there is no effective registration statement covering their resale or exercise. If for any reason we are unable to keep such registration statements active and effective and our share price is higher than the relevant exercise price, we could be required to issue shares without receiving cash consideration. As we have 10,000,000 common shares issuable upon exercise of all of our currently issued warrants, this could mean that we issue shares but do not receive gross proceeds of $50,000,000, which would dilute our shareholders and likely decrease our share price.

If we are unable to deliver common shares free of restrictive legends and within a certain period of time where required by our warrants, we must make whole any purchaser who loses money by purchasing common shares on the market to complete a trade.

Each of our warrants requires that we issue the shares within one trading day of receipt of funds and the exercise notice. If we are unable to deliver shares when required and if a warrant or shareholder has traded the common shares that we have failed to deliver, provisions of the warrants require us to make whole any warrant holder or shareholder who loses money by purchasing shares on the common market to complete its trade. Depending on our share price during this time and the number of shares to which the payments relate, we could be required to pay a substantial sum.

The public market may not continue to be active and liquid enough for you to resell our common shares in the future.

Historically, the market price of our common shares has fluctuated over a wide range. At times, there has been relatively limited trading volume in the market for our common shares, and a more active, liquid public trading market may not develop or may not be sustained. Limited liquidity in the trading market for our common shares may adversely affect a shareholder’s ability to sell its common shares at the time it wishes to sell them or at a price that it considers acceptable. If a more active, liquid public trading market does not develop we may be limited in our ability to raise capital by selling common shares and our ability to acquire other companies or assets by using common shares as consideration. In addition, if there is a thin trading market or “float” for our common shares, the market price for our common shares may fluctuate significantly more than the stock market as a whole. Without a large float, our common shares would be less liquid than the shares of companies with broader public ownership and, as a result, the trading prices of our common shares may be more volatile, and it would be harder for a shareholder to liquidate any investment in our common shares.

Furthermore, the stock market is subject to significant price and volume fluctuations, and the price of our common shares could fluctuate widely in response to several factors, including:

The price of our common shares may be volatile and may fluctuate due to factors such as:

•	actual or anticipated fluctuations in our quarterly and annual results and those of other public companies in our industry;
•	mergers and strategic alliances in the dry bulk shipping industry;
•	market conditions in the dry bulk shipping industry;
•	changes in government regulation;
•	shortfalls in our operating results from levels forecast by securities analysts;
•	announcements concerning us or our competitors;
•	the value of dry bulk ships and the charter hires that dry bulk ships are able to obtain;
•	risks and issues disclosed in our Annual Report and any future annual report on Form 20-F and other filings with the SEC; and
•	the general state of the securities market.

The dry bulk shipping industry has been highly unpredictable and volatile. The market for our common shares may be equally volatile.

Provisions of our articles of incorporation and bylaws may have anti-takeover effects, which could depress the trading price of our common shares.

Several provisions of our articles of incorporation and bylaws, which are summarized below, may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize shareholder value in connection with any unsolicited offer to acquire our company. However, these anti-takeover provisions could also discourage, delay or prevent the merger or acquisition of our company by means of a tender offer, a proxy contest or otherwise that a shareholder may consider in its best interest and the removal of incumbent officers and directors, which could affect the desirability of our shares and, consequently, our share price.

Multi Class Stock. Our multi-class stock structure, which consists of common shares, Class B shares, and preferred shares, can provide holders of our Class B shares or preferred shares with a significant degree of control over all matters requiring shareholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets, because our different classes of shares can have different numbers of votes.

For instance, while our common shares have one vote on matters before the shareholders, each of our 10,300 outstanding Series B preferred shares has 25,000 votes on matters before the shareholders; provided however, that no holder of Series B preferred shares may exercise voting rights pursuant to any Series B preferred shares that would result in the total number of votes a holder is entitled to vote on any matter submitted to a vote of shareholders of the Company to exceed 49.99% of the total number of votes eligible to be cast on such matter. No Class B shares are presently outstanding, but if and when we issue any, each Class B share will have 20 votes on matters before the shareholders.

At present, and until a substantial number of additional securities are issued, our holder of Series B preferred shares exerts substantial control of the Company’s votes and is able to exert substantial control over our management and all matters requiring shareholder approval, including electing directors and significant corporate transactions, such as a merger. In addition, the current holder of our Series B preferred shares is not subject to the limitations of our shareholders rights agreement, so it is able to acquire common shares. Such holder’s interest could differ from other shareholders’ interests.

Blank Check Preferred Shares. Under the terms of our articles of incorporation, our board of directors has authority, without any further vote or action by our shareholders, to issue up to 100 million “blank check” preferred shares, almost all of which currently remain available for issuance. Our board could authorize the issuance of preferred shares with voting or conversion rights that could dilute the voting power or rights of the holders of common shares, in addition to preferred shares that are already outstanding. The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us or the removal of our management and may harm the market price of our common shares.

Classified Board of Directors. Our articles of incorporation provide for the division of our board of directors into three classes of directors, with each class as nearly equal in number as possible, serving staggered, three-year terms beginning upon the expiration of the initial term for each class. Approximately one-third of our board of directors is elected each year. This classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of us. It could also delay shareholders who do not agree with the policies of our board of directors from removing a majority of our board of directors for up to two years.

Election of Directors. Our articles of incorporation do not provide for cumulative voting in the election of directors. Our bylaws require parties, other than the chairman of the board of directors, board of directors and shareholders holding 30% or more of the voting power of the aggregate number of our shares issued and outstanding and entitled to vote, to provide advance written notice of nominations for the election of directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

Advance Notice Requirements for Shareholder Proposals and Director Nominations. Our bylaws provide that shareholders, other than shareholders holding 30% or more of the voting power of the aggregate number of our shares issued and outstanding and entitled to vote, seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 150 days or more than 180 days prior to the first anniversary date of the immediately preceding annual meeting of shareholders. Our bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may impede a shareholder’s ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.

Calling of Special Meetings of Shareholders. Our bylaws provide that special meetings of our shareholders may be called only by the chairman of our board of directors, by resolution of our board of directors or by holders of 30% or more of the voting power of the aggregate number of our shares issued and outstanding and entitled to vote at such meeting.

Action by Written Consent in Lieu of a Meeting. Our articles permit any action which may or is required by the Marshall Islands Business Corporations Act, or BCA, to be taken at a meeting of the shareholders to be authorized by consents in writing signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Presently and until and unless we issue a significant number of securities, the Selling Shareholder, Goldenmare Limited, a company affiliated with our President, Chief Executive Officer and Chief Financial Officer, holds Series B preferred shares controlling a significant portion of the voting power of our outstanding capital stock. Goldenmare could, together with shareholders possessing a relatively small number of shares, act by written consent in lieu of a meeting and authorize major transactions on behalf of the Company, all without calling a meeting of shareholders.

Interested Shareholder Transactions. Our articles of incorporation prohibit various “business combination” transactions with any “interested shareholder” for a period of three years after the time that the shareholder became an interested shareholder, unless the business combination is approved by our board of directors prior to the time the shareholder became an interested shareholder, the interested shareholder acquired 85% or more of the outstanding shares in a transaction in which it became an interested shareholder, or the business combination is approved by the board and by holders of 66-2/3% of the voting power of our voting shares, excluding any shares held by the interested shareholder. A “business combination” includes a merger, assets sale or other similar transactions. An “interested shareholder” is generally a person who, together with affiliates and associates, owns 15.0% or more of our voting shares. Additionally, the restrictions regarding business combinations do not apply to persons that became interested shareholders prior to the effectiveness of our articles of incorporation.

In addition, we have entered into a shareholders’ rights agreement that makes it more difficult for a third party, subject to certain exceptions, to acquire us without the support of our board of directors. See “Description of Securities” filed as Exhibit 2.1 to our Annual Report for a description of our shareholders rights agreement. These anti-takeover provisions, along with provisions of our shareholders rights agreement, as amended, could substantially impede the ability of our shareholders to impose a change in control and, as a result, may adversely affect the market price of our common shares and your ability to realize any potential change of control premium.

USE OF PROCEEDS

We will not receive any proceeds from the sale of any common shares offered by the Selling Shareholder under this prospectus and any prospectus supplement.

The Selling Shareholder will receive all of the net proceeds from the sale of any common shares offered by it under this prospectus and any prospectus supplement. See “Selling Shareholder.” The Selling Shareholder will pay any underwriting discounts and commissions and expenses incurred by the Selling Shareholder for brokerage, accounting, tax, legal services or any other expenses incurred by the Selling Shareholder in disposing of these common shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the common shares covered by this prospectus.

CAPITALIZATION

The following table sets out our capitalization and indebtedness as of June 30, 2026 on an actual basis and on an as adjusted basis to give effect to the following transactions which occurred between June 30, 2026 and October 1, 2026: (i) our payment of an aggregate amount of $2,126,000 of scheduled debt installments for our long-term borrowings and sale and bareboat back arrangements, and (ii) $26,600,000 drawdown under the sale and bareboat back arrangement between Olympia Shipholding S.A., our subsidiary, and SK Shipholding S.A.

You should read this table in conjunction with the historical financial statements in our Annual Report, which are incorporated by reference herein.

(Unaudited, Expressed in thousands of U.S. Dollars, except number of shares and per share data)

	As of June 30, 2026
	Actual	As Adjusted
Debt:
Total Debt, including current portion, actual and as adjusted	106,267	130,741
Total debt	106,267	130,741
Preferred shares, $0.001 par value; 100,000,000 shares authorized, none issued*, actual and as adjusted	—	—
Common shares, $0.004 par value; 500,000,000 shares authorized, 21,582,301 shares issued and outstanding, actual and as adjusted	$86	$86
Class B Shares, $0.001 par value; 100,000 shares authorized, none issued, actual and as adjusted	—	—
Series B Preferred Shares, $0.001 par value; 10,300 issued actual and as adjusted	—	—
Share premium	$285,742	$285,742
Accumulated deficit	$(104,706)	$(104,706)
Total shareholders’ equity	$181,122	$181,122
Total capitalization	$287,389	$311,863

* Excludes 10,300 Series B Preferred Shares accounted for elsewhere in this table.

PLAN OF DISTRIBUTION

We are registering the shares offered by this prospectus on behalf of the Selling Shareholder. The Selling Shareholder, which, as used herein, includes donees, pledgees, transferees, or other successors-in-interest selling common shares or interests in common shares received after the date of this prospectus from the Selling Shareholder as a gift, pledge, distribution, dividend, or other transfer, may, from time to time, sell, transfer, or otherwise dispose of any or all of their common shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Selling Shareholder will act independently of us in making decisions with respect to the timing, manner and size of each sale.

The registration of such common shares does not necessarily mean that any of such common shares will be offered or sold by the Selling Shareholder pursuant to this prospectus or at all. The Selling Shareholder and any of his successors and permitted assigns may sell their common shares offered by this prospectus on any stock exchange, quotation service, market or other trading facility on which our common shares are listed or traded, in the over-the-counter market, through underwriters, through agents, to dealers, or in private transactions. There can be no assurance that the Selling Shareholder will sell any or all of our common shares offered by this prospectus.

The Selling Shareholder may sell or distribute the common shares included in this prospectus through underwriters, whether individually or through an underwriting syndicate led by one or more managing underwriters, through agents, to dealers, and/or directly to one or more purchasers, in private transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale (which may be above or below market prices prevailing at the time of sale) or at negotiated prices or otherwise.

In addition, the Selling Shareholder may sell some or all of the common shares included in this prospectus through one or more transactions on the Nasdaq Capital Market or otherwise, in secondary distributions pursuant to and in accordance with the rules of the Nasdaq, through one or more electronic trading platforms or services, in the over-the-counter market, in negotiated transactions, or any combination of the methods of sale described herein, including through:

•	a distribution by way of a dividend or otherwise to existing shareholders of the Selling Shareholder;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•	one or more block trades in which a broker-dealer will attempt to sell the shares as agent, but may reposition and resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	exchange distribution in accordance with the rules of the applicable exchange;

•	public or privately negotiated transactions;

•	settlement of short sales made after the effectiveness of the registration statement of which this prospectus forms a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in transactions through broker-dealers that agree with the Selling Shareholder to sell a specified number of such common shares at a stipulated price per common share;

•	into an existing market for the securities;

•	an over-the-counter distribution in accordance with the rules of Nasdaq;

•	one or more underwritten offerings on a firm commitment or best efforts basis;

•	trading plans entered into by the Selling Shareholder pursuant to Rule 10b5-1 under the Exchange Act, or any similar plans, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provides for periodic sales of our common shares on the basis of parameters described in such trading plans;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, the Selling Shareholder may enter into options or other types of transactions that require the Selling Shareholder to deliver common shares to a broker-dealer or other type of agent, who will then resell or transfer the common shares under this prospectus.

The Selling Shareholder may enter into hedging transactions with respect to the common shares. For example, the Selling Shareholder may:

•	enter into transactions involving short sales of our common shares by broker-dealers;

•	sell common shares short and deliver the shares to close out short positions;

•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares; or

•	a combination of any of the foregoing.

In connection with the sale of common shares or interests therein, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common shares in the course of hedging the positions they assume. The Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended to reflect such transaction).

Offers to purchase the common shares being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the common shares from time to time. If the common shares are sold through broker dealers, the Selling Shareholder will be responsible for discounts or commissions or agent’s commissions. The aggregate proceeds to the Selling Shareholder from the sale of the common shares offered by them will be the purchase price of the common shares less discounts or commissions, if any.

The Selling Shareholder reserve the right to accept and, together with their respective agents from time to time, to reject, in whole or in part, any proposed purchase of common shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

Broker-dealers engaged by the Selling Shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers, underwriters and other agents may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of common shares, from the purchaser) in amounts to be negotiated. The Selling Shareholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved but any such discounts or commissions might be in excess of those customary in the types of transactions involved. Upon being notified in writing by the Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of common shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act will be filed, disclosing (i) the name of the Selling Shareholder and of the participating broker-dealer(s), (ii) the number of common shares involved, (iii) the price at which such common shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, if applicable, and (vi) other facts material to the transaction.

The Selling Shareholder also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities Act or any other exemption from registration under the Securities Act, if available, provided that it meets the criteria and conform to the requirements of the relevant rule or exemption, and in such case may not be selling under this prospectus.

The Selling Shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If an applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell common shares covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the Selling Shareholder or borrowed from the Selling Shareholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Selling Shareholder in settlement of those derivatives to close out any related open borrowings of stock. In addition, the Selling Shareholder may otherwise loan or pledge common shares to a financial institution or other third party that in turn may sell the common shares short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our common shares or in connection with a concurrent offering of other securities.

The Selling Shareholder may, from time to time, pledge or grant a security interest in some or all of our common shares owned by it and, if the Selling Shareholder defaults in the performance of his secured obligations, the pledgees or secured parties may offer and sell the common shares, from time to time, under this prospectus, under a prospectus supplement, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the donee, pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The Selling Shareholder also may transfer our common shares owned by it in other circumstances, in which case the donees, transferees, pledgees, distributees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Shareholder and any underwriters, broker-dealers, agents or other persons acting on his behalf that participate with the Selling Shareholder in the distribution of the common shares offered in this prospectus may be deemed by the SEC to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may therefore be underwriting discounts and commissions under the Securities Act. A Selling Shareholder who is deemed by the Commission to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. Upon being notified by the Selling Shareholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of common shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement or, if applicable, post-effective amendment, to this prospectus disclosing certain material information relating to such underwriter or broker-dealer and such offering. We will make copies of this prospectus (as it may be amended from time to time) available to the Selling Shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. The Selling Shareholder may grant to any underwriter options to purchase additional offered common shares to cover over-allotments, if any, at the public offering price, with additional underwriting discounts or commissions and on terms as may be set forth in the applicable prospectus supplement.

As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of our common shares pursuant to this prospectus.

We have informed the Selling Shareholder that the anti-manipulation rules of Regulation M, promulgated under the Exchange Act may apply to sales of our common shares by the Selling Shareholder in the market and to the activities of the Selling Shareholder and his affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. In the event of a “distribution” of the common shares offered in this prospectus, the Selling Shareholder, any selling broker-dealer or agent and any “affiliated purchasers” may be subject to Regulation M under the Exchange Act, which would prohibit, with certain exceptions, each such person from bidding for or purchasing any security which is the subject of such distribution until their participation in that distribution is completed. The Selling Shareholder may indemnify any broker, dealer or agent that participates in transactions involving the sale of our common shares against certain liabilities, including liabilities arising under the Securities Act.

Underwriters, dealers and agents may engage in transactions with, or perform services for, the Selling Shareholder, his affiliates, and us in the ordinary course of business.

It is possible that one or more underwriters may make a market in our common shares, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our common shares. Our common shares are traded on the Nasdaq Capital Market, under the trading symbol “GLBS.”

At the time that any particular offering of our common shares is made, to the extent required by the Securities Act, a prospectus or prospectus supplement or, if appropriate, a post-effective amendment, will be distributed, setting forth the terms of the offering, including the aggregate number of common shares being offered, the purchase price of the common shares, the public offering price of the common shares, the names of any underwriters, dealers or agents and any applicable discounts or commission.

It is possible that one or more underwriters may make a market in our common shares, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our common shares.

Certain persons participating in any offering of common shares may engage in transactions that stabilize, maintain or otherwise affect the price of the common shares offered. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell common shares in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the common shares and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of common shares than they are required to purchase from the Selling Shareholder in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the common shares sold for their account may be reclaimed by the syndicate if such common shares are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the common shares, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market or otherwise. These activities will be described in more detail in the applicable prospectus supplement, if any.

In order to comply with the securities laws of some states, if applicable, our common shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states our common shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the Nasdaq Capital Market, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc, the maximum compensation to be paid to any member of the Financial Industry Regulatory Authority, or independent broker-dealer participating in any offering made pursuant to this prospectus, will not exceed 8% of the gross proceeds from that offering.

To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.

A prospectus and accompanying prospectus supplement in electronic form may be made available on the web sites maintained by the underwriters. The underwriters may agree to allocate a number of common shares for sale to their online brokerage account holders. Such allocations of common shares for internet distributions will be made on the same basis as other allocations. In addition, common shares may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

We will bear the costs relating to the registration and sale of the common shares offered by this prospectus, other than any underwriting discounts and commissions and transfer taxes, if any. We have agreed to indemnify the Selling Shareholder against certain liabilities, including liabilities of any violation us of the Securities Act, the Exchange Act, and state securities laws applicable to us and relating to the registration of the shares offered by this prospectus that have not resulted from written information provided by the Selling Shareholder to us expressly for use in connection with such registration or caused by such Selling Shareholder failing to deliver to the immediate purchaser a copy of the registration statement or prospectus or any amendments or supplements thereto (if the same was required by applicable law to be so delivered).

We have agreed with the Selling Shareholder under the registration rights agreement to use our reasonable best efforts to cause this registration statement to become effective as promptly as practicable and maintain the effectiveness of such registration statement (subject to the terms and conditions of the registration rights agreement) for a period ending on the earlier of (i) the date on which all common shares covered by the registration statement have been sold, and the distribution contemplated thereby has been completed, and (ii) the date on which all common shares covered by this registration statement have become freely saleable pursuant to Rule 144 without restriction or limitation on volume or manner of sale.

SELLING SHAREHOLDER

This prospectus relates to the proposed sale from time to time of up to 1,328,828 of our common shares by the Selling Shareholder named in the table below. We have filed the registration statement of which this prospectus forms a part in order to permit the Selling Shareholder to offer these common shares for resale or transfer from time to time as set forth below in “Plan of Distribution.”

The table below sets forth, as of October 1, 2026, the name of the Selling Shareholder for which we are registering common shares for resale to the public and the aggregate principal amount that the Selling Shareholder may offer pursuant to this prospectus. When we refer to the “Selling Shareholder” in this prospectus, we mean the person listed in the table below, or his respective donees, pledgees, transferees, heirs, distributees, or other successors in interest and his respective affiliates that are direct or indirect equity investors in us, including other successors in interest.

This registration statement is being filed pursuant to the Registration Rights Agreement dated November 26, 2025 between us and the Selling Shareholder relating to the issuance of 1,000,000 of our common shares of merit-based compensation to Goldenmare Limited, a company controlled by the Selling Shareholder relating to shipping brokering and consulting services provided to us. The Selling Shareholder is an affiliate of our President, Chief Executive Officer and Chief Financial Officer. The share grant was made pursuant to our 2024 Equity Incentive Plan on November 26, 2025. Of the remaining 328,828 of our common shares being registered for sale hereunder, (1) Goldenmare purchased an aggregate of 328,710 common shares for a total purchase price of $391,164 with funds derived from available working capital of Goldenmare, and (2) Mr. Feidakis directly acquired 118 common shares as partial compensation for being a director of Globus Maritime.

The following table sets forth information relating to the Selling Shareholder as of October 1, 2026 based on information supplied to us by the Selling Shareholder on or prior to that date. We have not sought to verify such information. Information concerning the Selling Shareholder may change over time. The Selling Shareholder may hold or acquire at any time common shares in addition to those offered by this prospectus and may have acquired additional common shares since the date on which the information reflected herein was provided to us. In addition, the Selling Shareholder may have sold, transferred or otherwise disposed of some or all of his common shares since the date on which the information reflected herein was provided to us and may in the future sell, transfer or otherwise dispose of some or all of his common shares in private placement transactions exempt from or not subject to the registration requirements of the Securities Act of 1933, as amended, or the Securities Act. The Selling Shareholder may sell some, all or none of his shares covered by this prospectus.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. The table assumes that all the common shares being offered by the Selling Shareholder pursuant to this prospectus are ultimately sold in the offering. The Selling Shareholder may sell some, all or none of his common shares covered by this prospectus, and as a result the actual number of common shares that will be held by the Selling Shareholder upon termination of the offering may exceed the minimum number set forth in the table.

Name of Selling Shareholder	Number of Common Shares Beneficially Owned Prior to Any Sale	Percentage of Common Shares Held Prior to Any Sale (2)	Number of Common Shares Offered by This Prospectus	Number of Common Shares Beneficially Owned Assuming Sale of All Shares That May be Offered Under This Prospectus	Percentage of Common Shares Beneficially Owned Assuming Sale of All Shares That May be Offered Under This Prospectus (1)
Athanasios Feidakis (1)	1,328,828	6.2%	1,328,828	0	0%

(1)	Athanasios Feidakis owns 118 common shares directly and Goldenmare Limited owns 1,328,710 common shares. Athanasios Feidakis controls Goldenmare Limited, which also owns 10,300 Series B preferred shares. Each Series B preferred share entitles the holder thereof to 25,000 votes per share on all matters submitted to a vote of the shareholders of the Company, provided however, that no holder of Series B preferred shares may exercise voting rights pursuant to Series B preferred shares that would result in the aggregate voting power of any beneficial owner of such shares and its affiliates (whether pursuant to ownership of Series B preferred shares, common shares or otherwise) to exceed 49.99%. For a further description of the Series B preferred shares, see “Description of Securities” filed as Exhibit 2.1 to the Annual Report.
(2)	Calculated based on 21,582,301 common shares outstanding as of October 1, 2026.

Selling Shareholder information for each additional Selling Shareholder, if any, will be set forth by a prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Shareholder’s common shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute or change the information contained in this prospectus, including the identity of each Selling Shareholder and the number of common shares registered on its, his or her behalf. See “Plan of Distribution.”

TAX CONSIDERATIONS

Our Annual Report, which is incorporated by reference herein, as updated by annual and other reports, any prospectus supplement and other documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, provides a discussion of the material Marshall Islands and U.S. federal income tax considerations that may be relevant to prospective investors in our common shares.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the description of our capital stock. Because the following is a summary, it does not contain all of the information that you may find useful. For more complete information, you should read the description of our capital stock and the material terms of our amended and restated articles of incorporation and amended and restated bylaws contained in our Annual Report, as updated by annual and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, together with our amended and restated articles of incorporation and amended and restated bylaws, copies of which have been filed as exhibits thereto. Please see the section of this prospectus entitled “Where You Can Find Additional Information.”

For the complete terms of our capital stock, please refer to our articles of incorporation and our amended and restated bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The Business Corporations Act of the Republic of the Marshall Islands, or the BCA, may also affect the terms of our capital stock.

For purposes of the following description of capital stock, references to “us”, “we” and “our” refer only to Globus Maritime Limited and not any of its subsidiaries. All references herein to our “articles of incorporation” and “bylaws” are references to our amended and restated articles of incorporation and amended and restated bylaws, as the same may be amended from time to time.

Purpose

Our objects and purposes, as provided in Section 1.3 of our articles of incorporation, are to engage in any lawful act or activity for which corporations may now or hereafter be organized under the BCA.

Authorized Capitalization

Under our articles of incorporation, our authorized capital stock consists of (1) 500,000,000 common shares, par value $0.004 per share, (2) 100,000,000 Class B common shares, par value $0.001 per share, which we refer to as the Class B shares, and (3) 100,000,000 preferred shares, par value $0.001 per share, which we refer to as the preferred shares. No Class B shares have yet been issued. Our articles of incorporation require us at all times to reserve and keep available, out of our authorized but unissued common shares, such number of common shares as would become issuable upon the conversion of all Class B shares then outstanding.

We originally incorporated as Globus Maritime Limited on July 26, 2006 pursuant to the Companies (Jersey) Law 1991 (as amended).  On November 24, 2010, we redomiciled into the Marshall Islands pursuant to the BCA pursuant to appropriate filings with the Marshall Islands Registrar of Corporations.  Our entity number is 44376.

Our board of directors has the authority to establish such series of preferred shares and with such designations, preferences and relative, participating, optional or special rights and qualifications, limitations or restrictions as shall be stated in the resolution or resolutions providing for the issue of such preferred shares.

To date, three series of preferred shares have been designated. No Series A preferred shares and 10,300 Series B preferred shares are presently outstanding as of the date hereof. There are no Series C preferred shares outstanding, but those shares have been authorized as part of our shareholders rights agreement.

There is no limitation on the right to own securities or the rights of non-resident shareholders to hold or exercise voting rights on our securities under Marshall Islands law or our articles of incorporation or bylaws. All of our shares are in registered form. Our articles of incorporation do not permit the issuance of bearer shares. We do not hold any of our shares in treasury.

Share History

We have financed our operations through funds raised in public and private placements of common shares and through debt. We also issued shares to our directors, officers and employees.

In the past three years we have issued 1,000,000 common shares in total. All such shares were issued on November 26, 2025. Following the recommendations by our Remuneration Committee, we approved a merit-based compensation consisting of $500,000, and issued 1,000,000 of our common shares to Goldenmare Limited, a Marshall Islands company that provides shipping brokering and consulting services to us and is an affiliate of our President, Chief Executive Officer and Chief Financial Officer. The share grant was made pursuant to our 2024 Equity Incentive Plan. In connection with the grant, we also entered into a registration rights agreement with Goldenmare Limited providing customary registration rights with respect to the foregoing common shares.

Common Shares, Class B Shares, and Series B Preferred Shares

Generally, Marshall Islands law provides that the holders of a class of stock of a Marshall Islands corporation are entitled to a separate class vote on any proposed amendment to the relevant articles of incorporation that would change the aggregate number of authorized shares or the par value of that class of shares or alter or change the powers, preferences or special rights of that class so as to affect the class adversely. Except as described below, holders of our common shares and Class B shares have equivalent economic rights. Holders of our common shares are entitled to one vote per share, holders of our Class B shares are entitled to 20 votes per share, and the holder of our Series B preferred shares is entitled to 25,000 votes per share (subject to the limitation described in “Preferred Shares” below). Each holder of Class B shares (not including the Company and the Company’s subsidiaries) may convert, at its option, any or all of the Class B shares held by such holder into an equal number of common shares.

Except as otherwise provided by the BCA, holders of our common shares, Class B shares, and Series B preferred shares will vote together as a single class on all matters submitted to a vote of shareholders, including the election of directors.

The rights, preferences and privileges of holders of our common shares are subject to the rights of the holders of our Series B preferred shares and any preferred shares which we may issue in the future and our Class B shares (if we issue them in the future).

Holders of our common shares do not have conversion, redemption or pre-emptive rights to subscribe to any of our securities.

Common shares that have been entered into the DTC book-entry system will be registered in the name of Cede & Co., as nominee for DTC, and transfers of beneficial ownership of shares held through DTC will be effected by electronic transfer made by DTC participants.

Transfers of shares held outside of DTC or another direct registration system maintained by Computershare, Inc., our transfer agent and registrar, and not represented by certificates are effected by a stock transfer instrument.

The transfer of registered certificates is effected by presenting and surrendering the certificates to us or our transfer agent. A valid transfer requires the registered certificates to be properly endorsed for transfer as provided for in the certificates and accompanied by proper instruments of transfer.

Our articles of incorporation, bylaws and the BCA do not contain transfer restrictions on our common shares.

Description of Preferred Shares

Our articles of incorporation authorize our board of directors to establish one or more series of preferred shares and to determine, with respect to any series of preferred shares, the rights and preferences of that series, including:

•	the designation of the series;

•	the number of preferred shares in the series;

•	the preferences and relative participating option or other special rights, if any, and any qualifications, limitations or restrictions of such series; and

•	the voting rights, if any, of the holders of the series.

We may issue up to 100 million preferred shares.

Description of the Series A Preferred Shares

As of the date of this prospectus, no Series A preferred shares are outstanding. The holders of our Series A preferred shares, if any, are entitled to receive, if funds are legally available, dividends payable in cash in an amount per share to be determined by unanimous resolution of our Remuneration Committee, in its sole discretion. Our board of directors or Remuneration Committee determine whether funds are legally available under the BCA for such dividend. Any accrued but unpaid dividends do not bear interest. Except as may be provided in the BCA, and except for certain amendments to the statement of designation relating to the Series A preferred shares, holders of our Series A preferred shares do not have any voting rights. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Company, before any distribution is made to or set apart for the holders of junior stock, common shares or Class B shares, the holders of Series A preferred shares receive an amount in cash equal to, but in no event more than, a sum in cash equal to (i) the par value of the issued and outstanding Series A preferred shares plus (ii) the dividends declared but unpaid thereon, if any, to and including the date of such liquidation, dissolution or winding up. Our Series A preferred shares are not convertible into any of our other capital stock. The Series A preferred shares are redeemable at the written request of the Remuneration Committee at par value plus all declared and unpaid dividends as of the date of redemption plus any additional consideration determined by a unanimous resolution of the Remuneration Committee.

Description of the Series B Preferred Shares

The Series B preferred shares have the following characteristics:

Voting. To the fullest extent permitted by law, each Series B preferred share entitles the holder hereof to 25,000 votes per share on all matters submitted to a vote of the shareholders of the Company, provided however, that no holder of Series B preferred shares may exercise voting rights pursuant to Series B preferred shares that would result in the aggregate voting power of any beneficial owner of such shares and its affiliates (whether pursuant to ownership of Series B preferred shares, common shares or otherwise) to exceed 49.99% of the total number of votes eligible to be cast on any matter submitted to a vote of shareholders of the Company. To the fullest extent permitted by law, the holders of Series B preferred shares shall have no special voting or consent rights and shall vote together as one class with the holders of the common shares on all matters put before the shareholders.

Redemption. The Series B preferred shares are not redeemable.

Liquidation Preference. Upon any liquidation, dissolution or winding up of the Company, the Series B preferred shares are entitled to receive a payment with priority over the common shareholders equal to the par value of $0.001 per share. The Series B preferred shareholder has no other rights to distributions upon any liquidation, dissolution or winding up of the Company.

Conversion. The Series B preferred shares are not convertible into common shares or any other security.

Dividends. The Series B preferred shares have no dividend rights.

Transferability. All issued and outstanding Series B preferred shares must be held of record by one holder, and the Series B preferred shares shall not be transferred without the prior approval of our Board of Directors.

Proportional Adjustment. In the event the Company (i) declares any dividend on its common shares, payable in common shares, (ii) subdivides the outstanding common shares or (iii) combines the outstanding common shares into a smaller number of shares, there shall be a proportional adjustment to the number of outstanding Series B preferred shares.

Listing. Currently, no market exists for the Series B preferred shares, and we do not intend to apply to list the Series B preferred shares on any stock exchange or in any trading market.

Liquidation

In the event of our dissolution, liquidation or winding up, whether voluntary or involuntary, after payment in full of the amounts, if any, required to be paid to our creditors, the payment of the par value of $0.001 per share to the holder of our Series B preferred shares, and the holders of preferred shares, our remaining assets and funds shall be distributed pro rata to the holders of our common shares and Class B shares, and the holders of common shares and the holders of Class B shares shall be entitled to receive the same amount per share in respect thereof. Other than its receipt of the par value of $0.001 per Series B preferred share, the holder of our Series B preferred shares does not participate in distributions upon liquidation.

Dividends

Declaration and payment of any dividend is subject to the discretion of our board of directors. The timing and amount of dividend payments to holders of our shares will depend on a series of factors and risks described under “Risk Factors” in our Annual Report and in prospectuses and SEC filings we may file from time to time, and includes risks relating to earnings, financial condition, cash requirements and availability, restrictions in our current and future loan arrangements, the provisions of the Marshall Islands law affecting the payment of dividends and other factors. The BCA generally prohibits the payment of dividends other than from surplus (but in case there is no surplus, dividends may be declared or paid out of the net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year) or while we are insolvent or if we would be rendered insolvent upon paying the dividend or if the declaration or payment would be contrary to any restrictions contained in the articles of incorporation.

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common shares and Class B shares will be entitled to share equally (pro rata based on the number of shares held) in any dividends that our board of directors may declare from time to time out of funds legally available for dividends. Series B preferred shares do not participate in dividends.

Conversion

Our common shares are not convertible into any other shares of our capital stock. Each of our Class B shares is convertible at any time at the election of the holder thereof (except for the Company and the Company’s subsidiaries) into one of our common shares. We may reissue or resell any Class B shares that shall have been converted into common shares. Neither our common shares nor our Class B Shares may be reclassified, subdivided or combined unless such reclassification, subdivision or combination occurs simultaneously and in the same proportion for each such class of common stock.

Directors

Our directors are elected by the vote of the plurality of the votes cast by shareholders entitled to vote in the election. Our articles of incorporation provide that our board of directors must consist of at least three members. Shareholders may change the number of directors only by the affirmative vote of holders of a majority of the total voting power of our outstanding capital stock (subject to the rights of any holders of preferred shares). The board of directors may change the number of directors by a majority vote of the entire board of directors.

No contract or transaction between us and one or more of our directors will be void or voidable solely for the following reason, or solely because the director is present at or participates in the meeting of our board of directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if (1) the material facts as to such director’s interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the board of directors or committee, and the board of directors or committee approves such contract or transaction by a vote sufficient for such purpose without counting the vote of such interested director, or, if the votes of the disinterested directors are insufficient to constitute an act of the board, by unanimous vote of the disinterested directors; or (2) the material facts as to such director’s interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the shareholders entitled to vote thereon, and such contract or transaction is approved by vote of such shareholders.

Our board of directors has the authority to fix the compensation of directors for their services.

Our board of directors has the authority to fix the amounts which shall be payable to the members of our board of directors, and to members of any committee, for attendance at any meeting or for services rendered to us.

We do not have any mandatory retirement age for our directors.

Our articles of incorporation provide that no director shall be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the BCA.

Classified Board of Directors

Our articles of incorporation provide for a board of directors serving staggered, three-year terms. Approximately one-third of our board of directors will be elected each year.

Removal of Directors; Vacancies; Advance Notice of Nominations

Our articles of incorporation provide that directors may be removed with or without cause upon the affirmative vote of holders of a majority of the total voting power of our outstanding capital stock cast at a meeting of the shareholders. Our articles of incorporation also permit the removal of directors for cause upon the affirmative vote of 66-2/3% of the members of the board of directors then in office. Our bylaws require parties to provide advance written notice of nominations for the election of directors other than the board of directors and shareholders holding 30% or more of the voting power of the aggregate number of our shares issued and outstanding and entitled to vote.

No Cumulative Voting

Our articles of incorporation prohibit cumulative voting.

Shareholder Meetings

Under our bylaws, annual shareholder meetings will be held at a time and place selected by our board of directors. The meetings may be held in or outside of the Marshall Islands. Special meetings may be called by the chairman of our board of directors, by resolution of our board of directors or by holders of 30% or more of the voting power of the aggregate number of our shares issued and outstanding and entitled to vote at such meeting. Our board of directors may set a record date between 15 and 60 days before the date of any meeting to determine the shareholders that will be eligible to receive notice and vote at the meeting. Unless otherwise required by law or our articles of incorporation, at all meetings of shareholders there must be present (either in person or by proxy) shareholders of record holding at least one third of the voting power of the aggregate number of our shares issued and outstanding and entitled to vote at such meetings in order to constitute a quorum.

Dissenters’ Right of Appraisal and Payment

Under the BCA, our shareholders may have the right to dissent from various corporate actions, including certain amendments to our articles of incorporation and certain mergers or consolidations or certain sales or exchanges of all or substantially all of our assets not made in the usual and regular course of our business, and receive payment of the fair value of their shares, subject to exceptions. The right of a dissenting shareholder to receive payment of the fair value of his shares is not available for the shares of any class or series of stock, which shares at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of shareholders to act upon the agreement of merger or consolidation or any sale or exchange of all or substantially all of the property and assets of the corporation not made in the usual course of its business, were either (1) listed on a securities exchange or admitted for trading on an interdealer quotation system or (2) held of record by more than 2,000 holders. In the event of any further amendment of our articles of incorporation, a shareholder also has the right to dissent and receive payment for his or her shares if the amendment alters certain rights in respect of those shares. The dissenting shareholder must follow the procedures set forth in the BCA to receive payment. In the event that we and any dissenting shareholder fail to agree on a price for the shares, the BCA procedures involve, among other things, the institution of proceedings in the High Court of the Republic of the Marshall Islands or in any appropriate court in any jurisdiction in which our shares are primarily traded on a local or national securities exchange to fix the value of the shares.

Shareholders’ Derivative Actions

Under the BCA, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the person bringing the action is a shareholder or a holder of a beneficial interest of shares both at the time the derivative action is brought and at the time of the transaction to which the action relates, or that the shares or his interest therein devolved upon him by operation of law.

Exchange Controls

Under Marshall Islands law, there are currently no restrictions on the export or import of capital, including foreign exchange controls, or restrictions that affect the remittance of dividends, interest or other payments to holders of our common shares that are neither Marshall Islands residents nor Marshall Islands citizens.

Limitations on Liability and Indemnification of Directors and Officers

The BCA authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breaches of certain directors’ fiduciary duties. Our articles of incorporation include a provision that eliminates the personal liability of directors for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by law (i.e., other than breach of duty of loyalty, acts not taken in good faith or which involve intentional misconduct or a knowing violation of law or transactions for which the director derived an improper personal benefit) and provides that we must indemnify our directors and officers to the fullest extent authorized by law. We are also expressly authorized to advance certain expenses to our directors and officers and expect to carry directors’ and officers’ insurance providing indemnification for our directors and officers for some liabilities. We believe that these indemnification provisions and the directors’ and officers’ insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in our articles of incorporation may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, may otherwise benefit us and our shareholders. In addition, an investor in our common shares may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Amendment to our Articles of Incorporation

In general, amendments to articles of incorporation must be authorized by vote of the holders of a majority of the voting power of all outstanding shares entitled to vote thereon. In addition, the holders of the outstanding shares of a class shall be entitled to vote as a class upon a proposed amendment, in addition to the authorization of an amendment by vote of the holders of the voting power of a majority of all outstanding shares entitled to vote thereon, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. In addition, our articles of incorporation provides that, except as otherwise provided by law, any provision in the articles of incorporation requiring a vote of shareholders may only be amended by such a vote.

If our articles of incorporation contain provisions specifying either or both: (a) that the proportion of shares, or the proportion of shares of any class or series thereof, the holders of which shall be present in person or by proxy at any meeting of shareholders in order to constitute a quorum for the transaction of any business or of any specified item of business, including amendments to our articles of incorporation, shall be greater than the proportion prescribed by the BCA in the absence of such provision; or (b) that the proportion of votes of the holders of shares, or of the holders of shares of any class or series thereof, that shall be necessary at any meeting of shareholders for the transaction of any business or of any specified item of business, including amendments to our articles of incorporation, shall be greater than the proportion prescribed by the BCA in the absence of such provision, then an amendment of our articles of incorporation which adds such a provision or which changes or strikes out such a provision, shall be authorized by vote of holders of the voting power of two-thirds of all outstanding shares entitled to vote thereon, or of such greater proportion of shares, or class or series of shares, as may be provided specifically in our articles of incorporation for adding, changing, or striking out such a provision.

Similarly, if our articles of incorporation contain a provision specifying either or both: (a) that the portion of directors that shall constitute a quorum for the transaction of business or of any specified item of business shall be greater than the proportion prescribed by the BCA in the absence of such provision; or (b) that the proportion of votes of directors that shall be necessary for the transaction of business or of any specified item of business shall be greater than the proportion prescribed by the BCA, then an amendment of our articles of incorporation which changes or strikes out such a provision, shall be authorized by the shareholders by a vote of the holders of the voting power of two-thirds of all outstanding shares entitled to vote thereon or of such greater proportion of shares, or class or series of shares, as may be provided specifically in our articles of incorporation for adding, changing, or striking out such a provision.

Anti-Takeover Effects of Certain Provisions of our Articles of Incorporation and Bylaws

Several provisions of our articles of incorporation and bylaws may have anti-takeover effects. These provisions, which are summarized below, are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize shareholder value in connection with any unsolicited offer to acquire our company. However, these anti-takeover provisions could also discourage, delay or prevent the merger or acquisition of our company by means of a tender offer, a proxy contest or otherwise that a shareholder may consider in its best interest and the removal of incumbent officers and directors, which could affect the desirability of our shares and, consequently, our share price.

Multi Class Stock. Our multi-class stock structure, which consists of common shares, Class B shares, and preferred shares, can provide holders of our Class B shares or preferred shares a significant degree of control over all matters requiring shareholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets, because our different classes of shares can have different numbers of votes.

For instance, while our common shares have one vote on matters before the shareholders, each of our 10,300 outstanding Series B preferred shares has 25,000 votes on matters before the shareholders; provided however, that no holder of Series B preferred shares may exercise voting rights pursuant to any Series B preferred shares that would result in the total number of votes a holder is entitled to vote on any matter submitted to a vote of shareholders of the Company to exceed 49.99% of the total number of votes eligible to be cast on such matter. No Class B shares are presently outstanding, but if and when we issue any, each Class B share will have 20 votes on matters before the shareholders.

At present, and until a substantial number of additional securities are issued, our holder of Series B preferred shares exerts substantial control of the Company’s votes and is able to exert substantial control over our management and all matters requiring shareholder approval, including electing directors and significant corporate transactions, such as a merger. Such holder’s interest could differ from yours.

Blank Check Preferred Shares. Under the terms of our articles of incorporation, our board of directors has authority, without any further vote or action by our shareholders, to issue up to 100 million “blank check” preferred shares, almost all of which currently remain available for issuance. Our board could authorize the issuance of preferred shares with voting or conversion rights that could dilute the voting power or rights of the holders of common shares, in addition to preferred shares that are already outstanding. The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us or the removal of our management and may harm the market price of our common shares.

Classified Board of Directors. Our articles of incorporation provide for the division of our board of directors into three classes of directors, with each class as nearly equal in number as possible, serving staggered, three-year terms beginning upon the expiration of the initial term for each class. Approximately one-third of our board of directors is elected each year. This classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of us. It could also delay shareholders who do not agree with the policies of our board of directors from removing a majority of our board of directors for up to two years.

Election of Directors. Our articles of incorporation do not provide for cumulative voting in the election of directors. Our bylaws require parties, other than the chairman of the board of directors, board of directors and shareholders holding 30% or more of the voting power of the aggregate number of our shares issued and outstanding and entitled to vote, to provide advance written notice of nominations for the election of directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

Advance Notice Requirements for Shareholder Proposals and Director Nominations. Our bylaws provide that shareholders, other than shareholders holding 30% or more of the voting power of the aggregate number of our shares issued and outstanding and entitled to vote, seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 150 days or more than 180 days prior to the first anniversary date of the immediately preceding annual meeting of shareholders. Our bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may impede a shareholder’s ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.

Calling of Special Meetings of Shareholders. Our bylaws provide that special meetings of our shareholders may be called only by the chairman of our board of directors, by resolution of our board of directors or by holders of 30% or more of the voting power of the aggregate number of our shares issued and outstanding and entitled to vote at such meeting.

Action by Written Consent in Lieu of a Meeting. Our articles of incorporation permit any action which may or is required by the BCA to be taken at a meeting of the shareholders to be authorized by consents in writing signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Presently and until and unless we issue a significant number of securities, Goldenmare Limited, a company affiliated with our President, Chief Executive Officer and Chief Financial Officer, holds Series B preferred shares controlling a significant portion of the voting power of our outstanding capital stock. Goldenmare could, together with shareholders possessing a relatively small number of shares, act by written consent in lieu of a meeting and authorize major transactions on behalf of the Company, all without calling a meeting of shareholders.

Business Combinations

Although the BCA does not contain specific provisions regarding “business combinations” between corporations incorporated under or redomiciled pursuant to the laws of the Marshall Islands and “interested shareholders,” our articles of incorporation prohibit us from engaging in a business combination with an interested shareholder for a period of three years following the date of the transaction in which the person became an interested shareholder, unless, in addition to any other approval that may be required by applicable law:

•	prior to the date of the transaction that resulted in the shareholder becoming an interested shareholder, our board of directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder;

•	upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85.0% of our voting shares outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by (1) persons who are directors and officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or after the date of the transaction that resulted in the shareholder becoming an interested shareholder, the business combination is approved by our board of directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the voting power of the voting shares that are not owned by the interested shareholder.

Among other transactions, a “business combination” includes any merger or consolidation of us or any directly or indirectly majority-owned subsidiary of ours with (1) the interested shareholder or any of its affiliates or (2) with any corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested shareholder. Generally, an “interested shareholder” is any person or entity (other than us and any direct or indirect majority-owned subsidiary of ours) that:

•	owns 15.0% or more of our outstanding voting shares;

•	is an affiliate or associate of ours and was the owner of 15.0% or more of our outstanding voting shares at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested shareholder; or

•	is an affiliate or associate of any person listed in the first two bullets, except that any person who owns 15.0% or more of our outstanding voting shares, as a result of action taken solely by us will not be an interested shareholder unless such person acquires additional voting shares, except as a result of further action by us and not caused, directly or indirectly, by such person.

Additionally, the restrictions regarding business combinations do not apply to persons that became interested shareholders prior to the effectiveness of our articles of incorporation.

In addition, we have entered into a shareholders rights agreement that makes it more difficult for a third party, subject to certain exceptions, to acquire us without the support of our board of directors. These anti-takeover provisions, along with provisions of our shareholders rights agreement, could substantially impede the ability of our shareholders to impose a change in control and, as a result, may adversely affect the market price of our common shares and your ability to realize any potential change of control premium.

Description of our Warrants

June 2021 Warrants

The following summary of certain terms and provisions of the warrants that we issued on June 29, 2021, which we refer to as our June 2021 Warrants, and is not complete and is subject to, and qualified in its entirety by the provisions of the form of warrant which is incorporated by reference as an exhibit to the Annual Report and incorporated by reference herein:

Exercisability. The June 2021 Warrants have a term of 5.5 years from June 29, 2021. The June 2021 Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice with payment in full in immediately available funds for the number of common shares purchased upon such exercise. If a registration statement registering the issuance of the common shares underlying the June 2021 Warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the June 2021 Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the June 2021 Warrants. If we do not issue the shares in a timely fashion, the June 2021 Warrants contain certain damages provisions. No fractional common shares will be issued in connection with the exercise of a June 2021 Warrant.  The June 2021 Warrants are automatically exercised on a cashless basis upon their expiration.

Exercise Limitation. A holder does not have the right to exercise any portion of the June 2021 Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of our common shares outstanding immediately after giving effect to the exercise, as such percentage of beneficial ownership is determined in accordance with the terms of the June 2021 Warrants. However, any holder may increase or decrease such percentage, but not in excess of 9.99%, provided that any increase will not be effective until the 61st day after such election.

Exercise Price. The exercise price per whole common share purchasable upon exercise of the June 2021 Warrants is $5.00 per share. The exercise price of the June 2021 Warrants and number of common shares issuable upon exercise of the June 2021 Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common shares. The exercise price of the June 2021 Warrants is also subject to adjustment upon any distributions of assets, including cash, stock or other property to our shareholders. The holders of June 2021 Warrants have the right to participate on an as-exercised basis in certain rights offerings to our common shareholders. The exercise price may also be reduced to any amount and for any period of time deemed appropriate at the sole discretion of our board of directors.

Exchange Listing. There is no established trading market for the June 2021 Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the June 2021 Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the June 2021 Warrants will be limited.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the June 2021 Warrants with the same effect as if such successor entity had been named in the June 2021 Warrant itself. If holders of our common shares are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the June 2021 Warrants following such fundamental transaction. In addition, we or the successor entity, at the request of June 2021 Warrant holders, will be obligated to purchase any unexercised portion of the June 2021 Warrants in accordance with the terms of such June 2021 Warrants.

Rights as a Shareholder. Except as otherwise provided in the June 2021 Warrants or by virtue of such holder’s ownership of our common shares, the holder of June 2021 Warrants will not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the June 2021 Warrants.

Transferability. Subject to applicable laws, the June 2021 Warrants may be offered for sale, sold, transferred or assigned without our consent.

Governing Law. The June 2021 Warrants are governed by New York law.

Description of Preferred Stock Purchase Rights

On August 3, 2023, we declared a dividend of one preferred share purchase right, which we call a “Right”, for each of our outstanding common shares, and adopted a shareholder rights plan, as set forth in the Shareholders’ Rights Agreement dated as of August 3, 2023, by and between us and Computershare Trust Company, N.A., as rights agent. The dividend was paid on August 21, 2023 to the shareholders of record on August 21, 2023. We call this agreement the Rights Agreement. On January 30, 2025, we amended the Rights Agreement to extend the term of the Rights, and on July 22, 2026 we amended the Rights Agreement to further extend the term of the Rights and to increase the Series C Exercise Price (as defined and described below).

The following summary description of the Rights Agreement, as amended, and the related Rights in this section is not complete and is qualified in all respects by the terms of the Rights Agreement, Certificate of Designation of Series C Participating Preferred Shares and Amendment No. 1 to the Shareholders’ Rights Agreement, each of which is incorporated by reference as an exhibit to our Annual Report.

The Rights. The Rights initially trade with, and are inseparable from, the common shares. The Rights are evidenced only by certificates that represent the common shares. New Rights will accompany any new common shares the Company issues after August 21, 2023 until the “Distribution Date” described below.

Exercise Price. Each Right allows its holder to purchase from the Company one one-thousandth of a share of Series C Participating Preferred Shares, or a Series C preferred share, for $10.00 (also called the “Series C Exercise Price”), once the Rights become exercisable. This portion of a Series C preferred share will give the shareholder approximately the same dividend, voting and liquidation rights as would one common share. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

Exercisability. The Rights are not exercisable until ten days after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 15% or more of the outstanding common shares.

Certain synthetic interests in securities created by derivative positions—whether or not such interests are considered to be ownership of the underlying common shares or are reportable for purposes of Regulation 13D of the Exchange Act—are treated as beneficial ownership of the number of shares of our common shares equivalent to the economic exposure created by the derivative position, to the extent actual shares of our common shares are directly or indirectly held by counterparties to the derivatives contracts. Swaps dealers unassociated with any control intent or intent to evade the purposes of the Rights Agreement are excepted from such imputed beneficial ownership.

For persons who, prior to the time of our public announcement of the Rights Agreement, beneficially owned 15% or more of the outstanding common shares, the Rights Agreement “grandfathers” their current level of ownership, so long as they do not purchase additional shares in excess of certain limitations. In addition, Georgios Feidakis, Athanasios Feidakis, Konstantina Feidakis, Angelina Feidakis, Firment Shipping Inc. and Goldenmare Limited, or any of their respective affiliates are excluded from the definition of “Acquiring Person” and, therefore, may obtain beneficial ownership of 15% or more of our outstanding common shares without causing the Rights to be exercisable.

The date when the Rights become exercisable is the “Distribution Date.” Until that date, the common shares certificates (or, in the case of uncertificated shares, by notations in the book-entry account system) also evidence the Rights, and any transfer of common shares will constitute a transfer of Rights. After that date, the Rights will separate from the common shares and be evidenced by book-entry credits or by Rights certificates that the Company will mail to all eligible holders of common shares. Any Rights held by an Acquiring Person are null and void and may not be exercised.

Preferred Share Provisions

Each one one-thousandth of a Series C preferred share, if issued, will, among other things:

•	not be redeemable;

•	entitle holders to quarterly dividend payments in an amount per share equal to the aggregate per share amount of all cash dividends, and the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in common shares or a subdivision of the outstanding common shares (by reclassification or otherwise), declared on common shares since the immediately preceding quarterly dividend payment date; and

•	entitle holders to one vote on all matters submitted to a vote of the shareholders of the Company.

The value of one one-thousandth interest in a Series C preferred share should approximate the value of one common share.

Consequences of a Person or Group Becoming an Acquiring Person.

Flip In. If an Acquiring Person obtains beneficial ownership of 15% or more of the common shares, then each Right will entitle the holder thereof to purchase, for the Series C Exercise Price, a number of common shares (or, in certain circumstances, cash, property or other securities of the Company) having a then-current market value of twice the Series C Exercise Price. However, the Rights are not exercisable following the occurrence of the foregoing event until such time as the Rights are no longer redeemable by the Company, as further described below.

Following the occurrence of an event set forth in preceding paragraph, all Rights that are or, under certain circumstances specified in the Rights Agreement, were beneficially owned by an Acquiring Person or certain of its transferees will be null and void.

Flip Over. If, after an Acquiring Person obtains 15% or more of the common shares, (i) the Company merges into another entity; (ii) an acquiring entity merges into the Company; or (iii) the Company sells or transfers 50% or more of its assets, cash flow or earning power, then each Right (except for Rights that have previously been voided as set forth above) will entitle the holder thereof to purchase, for the Series C Exercise Price, a number of common shares of the person engaging in the transaction having a then-current market value of twice the Series C Exercise Price.

Notional Shares. Shares held by affiliates and associates of an Acquiring Person, including certain entities in which the Acquiring Person beneficially owns a majority of the equity securities, and Notional common shares (as defined in the Rights Agreement) held by counterparties to a Derivatives Contract (as defined in the Rights Agreement) with an Acquiring Person, will be deemed to be beneficially owned by the Acquiring Person.

Redemption. Our board of directors may redeem the Rights for $0.001 per Right under certain circumstances. If our board of directors redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of the Rights will be to receive the redemption price of $0.001 per Right. The redemption price will be adjusted if the Company has a stock dividend or a stock split.

Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of the outstanding common shares, our board of directors may extinguish the Rights by exchanging one common shares or an equivalent security for each Right, other than Rights held by the Acquiring Person. In certain circumstances, the Company may elect to exchange the Rights for cash or other securities of the Company having a value approximately equal to one common share.

Expiration. The Rights expire on the earliest of (i) August 3, 2028; or (ii) the redemption or exchange of the Rights as described above.

Anti-Dilution Provisions. Our board of directors may adjust the purchase price of the Series C preferred shares, the number of Series C preferred shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, or a reclassification of the Series C preferred shares or common shares. No adjustments to the Series C Exercise Price of less than 1% will be made.

Amendments. The terms of the Rights and the Rights Agreement may be amended in any respect without the consent of the holders of the Rights on or prior to the Distribution Date. Thereafter, the terms of the Rights and the Rights Agreement may be amended without the consent of the holders of Rights, with certain exceptions, in order to (i) cure any ambiguities; (ii) correct or supplement any provision contained in the Rights Agreement that may be defective or inconsistent with any other provision therein; (iii) shorten or lengthen any time period pursuant to the Rights Agreement; or (iv) make changes that do not adversely affect the interests of holders of the Rights (other than an Acquiring Person or an affiliate or associate of an Acquiring Person).

Taxes. The distribution of Rights should not be taxable for U.S. federal income tax purposes. However, following an event that renders the Rights exercisable or upon redemption of the Rights, shareholders may recognize taxable income.

Transfer Agent

The registrar and transfer agent for our common shares is Computershare Inc. Its address is Computershare Investor Services, 462 South 4th Street, Suite 1600, Louisville, KY, 40202, and its telephone number is +1 (781) 575 4223 or +1 (800) 368 5948.

Listing

Our common shares trade on the Nasdaq Capital Market under the symbol “GLBS.”

CERTAIN MARSHALL ISLANDS COMPANY CONSIDERATIONS

Our corporate affairs are governed by our articles of incorporation and bylaws and by the BCA. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. While the BCA also provides that, with respect to non-resident corporations like us, it is to be applied and construed to make the BCA uniform with the laws of the State of Delaware and other states with substantially similar legislative provisions (and adopts their case law to the extent they do not conflict with the BCA), there have been few court cases interpreting the BCA in the Republic of the Marshall Islands and we cannot predict whether Marshall Islands courts would reach the same conclusions as courts in the United States. Accordingly, you may have more difficulty in protecting your interests under Marshall Islands law in the face of actions by our management, directors or controlling shareholders than would shareholders of a corporation incorporated in a United States jurisdiction that has developed a substantial body of case law. Furthermore, the Marshall Islands lacks a bankruptcy statute, and in the event of any bankruptcy, insolvency, liquidation, dissolution, reorganization or similar proceeding involving the Company, the bankruptcy laws of the United States or of another country having jurisdiction over the Company would apply. The following table provides a comparison between certain statutory provisions of the BCA and the Delaware General Corporation Law relating to shareholders’ rights.

Marshall Islands	Delaware
Shareholder Meetings
Held at a place as designated in the bylaws. An annual meeting of shareholders shall be held for the election of directors on a date and at a time designated by or in the manner provided in the bylaws.	May be held at such time or place as designated in the certificate of incorporation or the bylaws, or if not so designated, as determined by the board of directors.
Special meetings of the shareholders may be called by the board of directors or by such person or persons as may be authorized by the articles of incorporation or by the bylaws.	Special meetings of the shareholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

Marshall Islands	Delaware
May be held within or without the Marshall Islands.	May be held within or without Delaware.

Notice:

Whenever shareholders are required to take any action at a meeting, written notice shall state the place, date and hour of the meeting and, unless it is an annual meeting, indicate that it is being issued by or at the direction of the person calling the meeting.

A copy of the notice of any meeting shall be given personally or sent by mail or electronically not less than 15 nor more than 60 days before the date of the meeting. If sent by electronic transmission, notice given shall be deemed given when directed to a number or electronic mail address at which the shareholder has consented to receive notice.

Notice:

Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any.

Written notice shall be given not less than 10 nor more than 60 days before the meeting.

Shareholders’ Voting Rights
Unless otherwise provided in the articles of incorporation, any action required by the BCA to be taken at a meeting of shareholders or any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof, or if the articles of incorporation so provide, by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.	Any action required to be taken at a meeting of shareholders may be taken without a meeting if a consent for such action is in writing and is signed by shareholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Any shareholder entitled to vote may authorize another person to act for him by proxy.	Any person authorized to vote may authorize another person or persons to act for him by proxy.
Unless otherwise provided in the articles of incorporation or the bylaws, a majority of shares entitled to vote constitutes a quorum. In no event shall a quorum consist of fewer than one-third of the shares entitled to vote at a meeting.	For stock corporations, the certificate of incorporation or bylaws may specify the number of shares required to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum.
When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.	When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.
The articles of incorporation may provide for cumulative voting in the election of directors.	The certificate of incorporation may provide for cumulative voting in the election of directors.

Marshall Islands	Delaware
Merger or Consolidation
Any two or more domestic corporations may merge into a single corporation if approved by the boards of the participating corporations and if authorized by a majority vote of the holders of outstanding shares at a shareholder meeting of each constituent corporation.	Any two or more corporations existing under the laws of the state may merge into a single corporation pursuant to a board resolution and upon the majority vote by shareholders of each constituent corporation at an annual or special meeting.
Any sale, lease, exchange or other disposition of all or substantially all the assets of a corporation, if not made in the corporation’s usual or regular course of business, once approved by the board, shall be authorized by the affirmative vote of two-thirds of the shares of those entitled to vote at a shareholder meeting.	Every corporation may at any meeting of the board sell, lease or exchange all or substantially all of its property and assets as its board deems expedient and for the best interests of the corporation when so authorized by a resolution adopted by the holders of a majority of the outstanding stock of the corporation entitled to vote.
Any domestic corporation owning at least 90% of the outstanding shares of each class of another domestic corporation may merge such other corporation into itself without the authorization of the shareholders of any corporation.	Any corporation owning at least 90% of the outstanding shares of each class of another corporation may merge the other corporation into itself and assume all of its obligations without the vote or consent of shareholders; however, in case the parent corporation is not the surviving corporation, the proposed merger shall be approved by a majority of the outstanding stock of the parent corporation entitled to vote at a duly called shareholder meeting.
Any mortgage, pledge of or creation of a security interest in all or any part of the corporate property may be authorized without the vote or consent of the shareholders, unless otherwise provided for in the articles of incorporation.	Any mortgage or pledge of a corporation’s property and assets may be authorized without the vote or consent of shareholders, except to the extent that the certificate of incorporation otherwise provides.
Directors
The board of directors must consist of at least one member.	The board of directors must consist of at least one member.

The number of board members may be changed by an amendment to the bylaws, by the shareholders, or by action of the board under the specific provisions of a bylaw.	The number of board members shall be fixed by, or in a manner provided by, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number shall be made only by an amendment to the certificate of incorporation.
If the board is authorized in the bylaws to change the number of directors, it can only do so by a majority of the entire board. No decrease in the number shall shorten the term of any incumbent director.	If the number of directors is fixed by the certificate of incorporation, a change in the number shall be made only by an amendment of the certificate.

Marshall Islands	Delaware
Removal:	Removal:
Any or all of the directors may be removed for cause by vote of the shareholders. The articles of incorporation or the specific provisions of a bylaw may provide for such removal by action of the board, except in the case of any director elected by cumulative voting, or by the holders of the shares of any class or series when so entitled by the provisions of the articles of incorporation.	Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote unless the certificate of incorporation otherwise provides.
If the articles of incorporation or the bylaws so provide, any or all of the directors may be removed without cause by vote of the shareholders.	In the case of a classified board, shareholders may effect removal of any or all directors only for cause.
Dissenters’ Rights of Appraisal
Shareholders have a right to dissent from certain plans of merger or consolidation or certain sales or exchanges of all or substantially all assets not made in the usual and regular course of business, and receive payment of the fair value of their shares. However, the right of a dissenting shareholder under the BCA to receive payment of the fair value of his shares is not available for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of and vote at the meeting of shareholders to act upon the agreement of merger or consolidation or any sale or exchange of all or substantially all of the property and assets of the corporation not made in the usual course of its business, were either (i) listed on a securities exchange or admitted for trading on an interdealer quotation system or (ii) held of record by more than 2,000 holders. The right of a dissenting shareholder to receive payment of the fair value of his or her shares shall not be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the shareholders of the surviving corporation.	Appraisal rights shall be available for the shares of any class or series of stock of a corporation in a merger or consolidation, subject to limited exceptions, such as a merger or consolidation of corporations listed on a national securities exchange in which listed stock is offered for consideration is (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders.

Marshall Islands	Delaware
A holder of any adversely affected shares who does not vote in favor of or consent in writing to an amendment to the articles of incorporation has the right to dissent and to receive payment for such shares if the amendment:
• alters or abolishes any preferential right of any outstanding shares having preferences; or
• creates, alters, or abolishes any provision or right in respect to the redemption of any outstanding shares; or
• alters or abolishes any preemptive right of such holder to acquire shares or other securities; or
• excludes or limits the right of such holder to vote on any matter, except as such right may be limited by the voting rights given to new shares then being authorized of any existing or new class.
Shareholder’s Derivative Actions
An action may be brought in the right of a corporation to procure a judgment in its favor, by a holder of shares or of voting trust certificates or of a beneficial interest in such shares or certificates. It shall be made to appear that the plaintiff is such a holder at the time of bringing the action and that he was such a holder at the time of the transaction of which he complains, or that his shares or his interest therein devolved upon him by operation of law.	In any derivative suit instituted by a shareholder of a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which he complains or that such shareholder’s stock thereafter devolved upon such shareholder by operation of law.
A complaint shall set forth with particularity the efforts of the plaintiff to secure the initiation of such action by the board or the reasons for not making such effort. Such action in the Marshall Islands shall not be discontinued, compromised or settled, without the approval of the High Court of the Republic of the Marshall Islands.	Other requirements regarding derivative suits have been created by judicial decision, including that a shareholder may not bring a derivative suit unless he or she first demands that the corporation sue on its own behalf and that demand is refused (unless it is shown that such demand would have been futile).
Reasonable expenses including attorney’s fees may be awarded if the action is successful in a Marshall Islands court.
In any action in the Marshall Islands, a corporation may require a plaintiff bringing a derivative suit to give security for reasonable expenses if the plaintiff owns less than 5% of any class of stock and the stock has a value of $50,000 or less.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a Republic of the Marshall Islands corporation. The Republic of the Marshall Islands has a less developed body of securities laws as compared to the United States. Our principal executive offices are located outside the United States. The majority of the directors, officers and our independent registered public accounting firm reside outside the United States. In addition, substantially all of our assets and the assets of certain of our directors, officers and our independent registered public accounting firm are located outside the United States. As a result, it may be difficult or impossible for you to serve legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.

Furthermore, there is substantial doubt that courts in the countries in which we or our subsidiaries are incorporated or where our assets or the assets of our subsidiaries, directors or officers and such persons are located (i) would recognize or enforce judgments of U.S. courts obtained in actions against us, our directors or officers and such experts based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us, our directors or officers and such experts based on those laws.

EXPENSES

We estimate the expenses in connection with the issuance and distribution of the common shares being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

SEC registration fee		$378.62
Financial Industry Regulatory Authority filing fee	$	*
Printing expenses	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous fees and expenses	$	*
Total	$	*

* To be provided by a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference into this registration statement.

LEGAL MATTERS

The validity of the common shares offered by this prospectus and certain other legal matters relating to United States and Marshall Islands law will be passed upon for us by Watson Farley & Williams LLP, New York, New York.

Experts

The consolidated financial statements of Globus Maritime Limited appearing in Globus Maritime Limited’s Annual Report (Form 20-F) for the year ended December 31, 2025, have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Ernst & Young (Hellas) Certified Auditors Accountants S.A. is located at 8B Chimarras Street, 15125, Maroussi, Greece and is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified-Auditors-Accountants (“SOEL”), Greece with registration number 107.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act of 1933, as amended, we filed a registration statement relating to the common shares offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Each statement made in this prospectus concerning a document filed as an exhibit to the registration statement is qualified by reference to that exhibit for a complete statement of its provisions. The registration statement, including its exhibits and schedules, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling 1 (800) SEC-0330, and you may obtain copies at prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. 20549. You may review a copy of the registration statement through the SEC’s website.

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC, utilizing a “shelf” registration process. Under this shelf registration process, the Selling Shareholder may, from time to time, sell up to 1,328,828 common shares described in this prospectus in one or more offerings. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and the exhibits to the registration statement.

For further information about us, the common shares the Selling Shareholder are offering by this prospectus and any accompanying prospectus supplement and related matters, you should review the registration statement, including the exhibits filed as part of the registration statement. Statements contained in this prospectus and any accompanying prospectus supplement about the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document that is filed as an exhibit to the registration statement.

Government Filings

We file annual and other reports with the SEC. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC. Further information about our company is available on our website at www.globusmaritime.gr. Information that is or will be on or accessed through such websites does not constitute a part of, and is not incorporated by reference into, this prospectus. You may read and copy any document that we file with or furnish to the SEC, including a copy of the registration statement and the exhibits that were filed with the registration statement, free of charge on the SEC website provided above.

Information Incorporated by Reference

The SEC allows us to “incorporate by reference” into this prospectus information that we file with and furnish to it. This means that we can disclose important information to you by referring you to those filed or furnished documents. The information incorporated by reference is an important part of this prospectus. Each document incorporated by reference into this prospectus is current only as of the date of such document, and the incorporation by reference of such document is not intended to create any implication that there has been no change in our affairs since the date of the relevant document or that the information contained in such document is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and any accompanying prospectus supplement. However, statements contained in this prospectus or in documents that we file or furnish to the SEC and that are incorporated by reference into this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed or furnished documents or reports that have been incorporated by reference into this prospectus, to the extent the new information differs from or is inconsistent with the old information. In all cases, you should rely on the later information over different information included in this prospectus or any prospectus supplement.

We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:

•	our annual report on Form 20-F for the year ended December 31, 2025, filed with the SEC on March 16, 2026;

•	a report on Form 6-K filed with the SEC on June 10, 2026 (excluding Exhibit 99.1 thereto);

•	a report on Form 6-K filed with the SEC on July 22, 2026;

•	a report on Form 6-K filed with the SEC on August 4, 2026;

•	a report on Form 6-K filed with the SEC on August 7, 2026 (excluding the statements in Exhibit 99.1 attributed to the Company’s president, chief executive officer and chief financial officer);

•	a report on Form 6-K filed with the SEC on September 15, 2026;

•	a report on Form 6-K filed with the SEC on September 17, 2026;

•	our registration statement on Form 8-A12B filed with the SEC on November 24, 2010, registering our common shares under Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating the description of common shares contained therein;

•	our amendment no. 1 to registration statement on Form 8-A12B, as amended, filed with the SEC on October 22, 2020, registering our common shares under Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating the description of common shares contained therein;

•	our registration statement on Form 8-A12B filed with the SEC on August 3, 2023, registering our preferred stock purchase rights under Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating the description of preferred stock purchase rights contained therein;

•	our amendment no. 1 to registration statement on Form 8-A12B filed with the SEC on January 30, 2025, registering our preferred stock purchase rights under Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating the description of preferred stock purchase rights contained therein; and

•	our amendment no. 2 to registration statement on Form 8-A12B filed with the SEC on July 22, 2026, registering our preferred stock purchase rights under Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating the description of preferred stock purchase rights contained therein.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we file with the SEC (but not documents and information furnished and not filed in accordance with SEC rules, unless expressly stated otherwise therein) (i) after the date of the initial registration statement on Form F-3 of which this prospectus forms a part and prior to effectiveness of such registration statement and (ii) after the date of this prospectus and until we file a post-effective amendment to the registration statement of which this prospectus forms a part which indicates that all common shares offered have been sold or which deregisters all common shares then remaining unsold. In addition, we will incorporate by reference certain future materials furnished to the SEC on Form 6-K after the filing date of the initial registration statement on Form F-3, but only to the extent specifically indicated in those submissions or in a future prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus and any prospectus supplement. We and the Selling Shareholder have not authorized any other person to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We and the Selling Shareholder are not making an offer to sell these common shares in any jurisdiction where the offer or sale is not permitted. The information contained in or incorporated by reference in this document is accurate only as of the date such information was issued, regardless of the time of delivery of this prospectus or any sale of our common shares. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Upon written or oral request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, at no cost to the requester, a copy of any or all of the information that has been incorporated by reference in the prospectus. You may request a free copy of the above-mentioned information or any subsequent filing we incorporate by reference into this prospectus or any prospectus supplement by contacting us at the following address:

Globus Maritime Limited

c/o Globus Shipmanagement Corp.

128 Vouliagmenis Avenue

3rd Floor

166 74 Glyfada

Athens, Greece

+30 210 960 8300

Alternatively, copies of these documents are available via our website (www.globusmaritime.gr). Information that is or will be on or accessed through such website does not constitute a part of, and is not incorporated by reference into, this prospectus.

In reviewing any agreements included as exhibits to the registration statement relating to the common shares covered by this prospectus or to other SEC filings incorporated by reference into this prospectus, please be aware that these agreements are attached as exhibits to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement, which representations and warranties may have been made solely for the benefit of the other parties to the applicable agreement and, as applicable:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;
•	have been qualified by disclosures that may have been made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;
•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and
•	were made only as of the date of the applicable agreement (or such other date or dates as may be specified in the agreement) and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time and should not be relied upon by investors in considering whether to invest in our common shares.

Information Provided by the Company

We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with IFRS. As a “foreign private issuer”, we are exempt from the rules under the Securities and Exchange Act of 1934, as amended, or the Exchange Act, prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of Nasdaq, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act.

As a foreign private issuer, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, as a foreign private issuer, we are exempt under the Exchange Act from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our directors, executive officers and holders of 10% or more of our common shares are exempt from the short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

Disclosure of SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

1,328,828 Common Shares

Offered by the Selling Shareholder

PROSPECTUS

, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

The registrant (“we” or “us” or the “Company”) is a Marshall Islands corporation. Under Section 60 of the BCA, a corporation has the power to indemnify anyone who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. However, such person must have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe that his conduct was unlawful. Under Section 60 of the BCA and our articles of incorporation, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

In addition, under Section 60 of the BCA a corporation has the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Such indemnification may be made against expenses (including attorneys’ fees) actually and reasonably incurred by such person or in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Again, this is provided that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Furthermore, and as provided by Section 60 of the BCA, when a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the foregoing instances, or in the defense of a related claim, issue or matter, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such matter.

Our articles of incorporation provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, (other than an action by or in the right of the Company) by reason of the fact he or she is or was a director or officer of the Company or is or was serving at the request of the Company, a director or officer of another corporation, partnership, joint venture, trust or other enterprise (the “Indemnitee”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding unless a final and unappealable determination by a court of competent jurisdiction has been made that he or she did not act in good faith or in a manner he or she did not reasonably believe to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Our articles of incorporation also provide that we shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Company to procure judgment in its favor by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Pursuant to Section 60 of the BCA, expenses incurred in defending a civil or criminal action, suit or proceeding by an officer or director may be paid in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that such person is not entitled to indemnification.

Both Section 60 of the BCA and our articles of incorporation further provide that the foregoing indemnification and advancement of expenses are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled.

Under both Section 60 of the BCA and our articles of incorporation, we also have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer against any liability asserted against such person and incurred by such person in such capacity regardless of whether the Company would have the power to indemnify such person against such liability under the foregoing.

Under Section 60 of the BCA, the indemnification and advancement of expenses provided by, or granted under the foregoing continue with regard to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of such person’s heirs, executors and administrators unless otherwise provided when authorized or ratified. Additionally, under our articles of incorporation, any repeal or modification of Article VII of our articles of incorporation shall not adversely affect any rights to indemnification of a director or officer of the Company existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

Such limitation of liability and indemnification does not affect the availability of equitable remedies. In addition, we have been advised that in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.

The BCA authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their shareholders for monetary damages for breaches of directors’ fiduciary duties other than (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not undertaken in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) for any transaction from which a director derived an improper personal benefit. Our articles of incorporation include a provision that eliminates the personal liability of directors for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by law (i.e., other than breach of duty of loyalty, acts not taken in good faith or which involve intentional misconduct or a knowing violation of law or transactions for which the director derived an improper personal benefit) and provides that we must indemnify our directors and officers for certain lawsuits. The limitation of liability and indemnification provisions in our articles of incorporation may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, may otherwise benefit us and our shareholders. In addition, an investor in our common shares may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Item 9. Exhibits and Financial Statement Schedules

(a)	Exhibits

The exhibit index at the end of this registration statement identifies the exhibits which are included in this registration statement and are incorporated herein by reference.

(b) Financial Statements

The financial statements that are incorporated by reference as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Item 10. Undertakings

The undersigned registrant hereby undertakes:

(a)	Under Rule 415 of the Securities Act,

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s Annual Report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)-(f)	[Reserved]

(g)	Not applicable.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i)-(k)	Not applicable.

Exhibit List

Exhibit Number	Description

1.1	Form of Underwriting Agreement*

4.1	Amended and Restated Articles of Incorporation of Globus Maritime Limited dated October 20, 2020 (incorporated by reference to Exhibit 99.1 to Globus Maritime Limited’s Report on Form 6-K (Reg. No. 001-34985) filed on October 22, 2020)

4.2	Amended and Restated Bylaws of Globus Maritime Limited (incorporated by reference to Exhibit 1.2 to Globus Maritime Limited’s Annual Report on Form 20-F (Reg. No. 001-34985) filed on March 14, 2025)

4.3	Amended and Restated Statement of Designations for Series A Preferred Stock of Globus Maritime Limited dated September 8, 2023 (incorporated by reference to Exhibit 1.3 to Globus Maritime Limited’s Annual Report on Form 20-F (Reg. No. 001-34985) filed on March 16, 2026)

4.4	Amended and Restated Statement of Designation of Rights, Preferences, and Privileges of Series B Preferred Stock of Globus Maritime Limited dated July 27, 2020 (incorporated by reference to Exhibit 1.4 to Globus Maritime Limited’s Annual Report on Form 20-F (Reg. No. 001-34985) filed on March 14, 2025)

4.5	Statement of Designation of Rights, Preferences and Privileges of Series C Participating Preferred Shares of Globus Maritime Limited (incorporated by reference to Exhibit 3.1 to Globus Maritime Limited’s Report on Form 6-K (Reg. No. 001-34985) filed on August 3, 2023)

4.6	Specimen Common Share Certificate (incorporated herein by reference to Exhibit 3.2 to Globus Maritime Limited’s Report on Form 6-K (Reg. No. 001-34985) filed on August 3, 2023)

4.7	Shareholders Rights Agreement, dated as of August 3, 2023, by and between Globus Maritime Limited and Computershare Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to Globus Maritime Limited’s Report on Form 6-K (Reg. No. 001-34985) filed on August 3, 2023)

4.8	Amendment No. 1 to the Shareholders Rights Agreement, dated as of January 30, 2025, by and between Globus Maritime Limited and Computershare Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to Globus Maritime Limited’s Report on Form 6-K (Reg. No. 001-34985) filed on January 30, 2025)

4.9	Amendment No. 2 to the Shareholders Rights Agreement, dated as of July 22, 2026, by and between Globus Maritime Limited and Computershare Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to Globus Maritime Limited’s Report on Form 6-K (Reg. No. 001-34985) filed on July 22, 2026)

4.10	Registration Rights Agreement dated November 26, 2025 between Globus Maritime Limited and Goldenmare Limited (incorporated by reference to Exhibit 4.19 to Globus Maritime Limited’s Annual Report on Form 20-F (Reg. No. 001-34985) filed on March 16, 2026)

5.1	Opinion of Watson Farley & Williams LLP as to the validity and enforceability of the securities**

8.1	Opinion of Watson Farley & Williams LLP with respect to certain tax matters**

23.1	Consent of Ernst & Young (Hellas) Certified Auditors Accountants S.A.**

23.2	Consent of Watson Farley & Williams LLP (included in its opinion filed as Exhibit 5.1)

23.3	Consent of Watson Farley & Williams LLP (included in its opinion filed as Exhibit 8.1)

24.1	Power of Attorney (included in the signature pages hereto)

107	Filing Fee Table**

*	To be filed either as an amendment to this registration statement or as an exhibit to a report of the registrant filed pursuant to the Exchange Act and incorporated by reference into this registration statement.
**	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glyfada, Country of Greece, on October 2, 2026.

GLOBUS MARITIME LIMITED

By:	/s/ Athanasios Feidakis
Name:	Athanasios Feidakis
Title:	President, Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Athanasios Feidakis and Steven Hollander his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Athanasios Feidakis Athanasios Feidakis	Director, President, Chief Executive Officer (Principal Executive Officer), and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 2, 2026

/s/ Georgios Feidakis Georgios Feidakis	Director; Chairman of the Board of Directors	October 2, 2026

/s/ Jeffrey O. Parry Jeffrey O. Parry	Director	October 2, 2026

/s/ Ioannis Kazantzidis Ioannis Kazantzidis	Director	October 2, 2026

/s/ Christina Tampourea Christina Tampourea	Director	October 2, 2026

AUTHORIZED REPRESENTATIVE

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Globus Maritime Limited, has signed this registration statement in the City of Newark, State of Delaware on October 2, 2026.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director